EXHIBIT 10.1

SOLAR DEVELOPMENT AGREEMENT

Solar Asset Portfolio

Effective as of March 12, 2013

by and between

Calwaii Power Holdings, LLC

Buyer,

Solar Hub Utilities LLC

Seller,

Solar Power, Inc.

SPI Lender,

and

Hawaiian Power, LLC

HPL Lender

LIST OF SCHEDULES

Schedule 5.3	List of Additional Projects

Schedule 6.4	Title Exceptions to Acquired Assets

Schedule 6.6	Exceptions to No Violations or Conflicts Representation

Schedule 6.9	Exceptions to No Litigation Representation

Schedule 6.13	Solar Data

Schedule 6.14	Permits and Permit Applications to be assigned by Seller at Transfer Date

Schedule 6.15	Land Contracts to be assigned by Seller at Transfer Date

Schedule 6.16	Development Documents to be assigned by Seller at Transfer Date

LIST OF EXHIBITS

Exhibit A	Project List

Exhibit B	Bill of Sale and General Assignment and Assumption Agreement

Exhibit C	LLC Interest Assignment and Assumption Agreement

Exhibit D	Escrow Agreement

Exhibit E	Buyer Operating Agreement

Exhibit F	Omnibus Amendment to Loan Documents

Exhibit G	SPI Amended and Restated Secured Promissory Note

Exhibit H	HPL Amended and Restated Secured Promissory Note

Exhibit I	Security Agreement (Assets)

Exhibit J	Security Agreement (Membership Interests)

SOLAR DEVELOPMENT AGREEMENT

THIS SOLAR DEVELOPMENT AGREEMENT is effective as of March 12, 2013 (the “Effective Date”) between Calwaii Power Holdings, LLC, a Delaware limited liability company (“Buyer”), Solar Hub Utilities LLC, a Hawaiian Limited Liability company hereafter referred to as (“Seller”), Solar Power, Inc., a California corporation (“SPI Lender”), and Hawaiian Power, LLC, a California limited liability company (“HPL Lender”) (SPI Lender and HPL Lender are sometimes hereafter individually referred to as “Lender”, and collectively as “Lenders”).

RECITALS

A.            Seller has or is in the process of developing, and owns certain rights, interests and assets comprising solar photovoltaic, electricity generating facilities, which are located on sites in Oahu, Maui and Kona, Hawaii, as further described on the “Project List” attached as Exhibit A.

B.            For each Project (as defined below) and in connection therewith Seller has acquired certain real estate rights and other assets and completed or commenced certain development activities. Pursuant to the terms and conditions of this Agreement, Seller shall complete certain Conditions Precedent, Project Milestones and other requirements with respect to the Projects.

C.            Upon the completion of certain requirements, Seller shall transfer ownership of each Project and all Acquired Assets (as defined below) for said Project to an SPE (as defined below). Upon completion of the transfer of each Project and all Acquired Assets for said Project to the SPE, one hundred percent (100%) of the membership interests in the SPE shall be transferred to Buyer.

D.            Buyer desires to acquire all right, title and interest in and to the Projects and all Acquired Assets for said Projects, pursuant to the terms and conditions of this Agreement. Seller desires to transfer the Projects and all Acquired Assets for said Projects to Buyer in accordance with the terms hereof.

E.            SPI Lender and Seller previously entered into an agreement related to the development of the Projects (“Original Agreement”). Among other things, the Original Agreement called for SPI Lender to act in the capacity of an engineering procurement construction company for the Project wherein SPI Lender would provide pre-development capital, construction financing and construction oversight to Seller to assist in its continued development of the Projects. Seller was to remain the owner and applicant for all of the Projects until a FIT Agreement was executed between Seller and the Utility and consent for any transfer of the Projects was received from the Utility. It was contemplated that SPI Lender would have a secured interest in the Projects. In reviewing the Original Agreement, SPI Lender and Seller agreed that the terms of the Original Agreement may not accurately reflect the intent of SPI Lender and Seller regarding the transactions contemplated. Therefore, the Parties agreed that the Original Agreement was void and amended and restated such agreement effective June 7, 2012 to accurately reflect the transaction between SPI Lender and Seller which was further amended by that First Amendment to Amended and Restated Solar Development Acquisition and Sale Agreement dated October 18, 2012 (collectively, “Amended and Restated Agreement”).

F.            HPL Lender also loaned significant capital to Seller for use in the development of the Projects. While in the process of memorializing such loans it became clear that Seller would require additional funds from HPL Lender in order to develop the Projects. HPL Lender is willing to make additional loans upon the terms and subject to the conditions contained herein.

G.            SPI Lender, HPL Lender and Seller have determined that it is in the best interests of the parties to enter into this Agreement, and to amend, restate and replace in the entirety the Amended and Restated Agreement, in order to better coordinate the rights and obligations of the parties, and to reflect the new and complete agreement among the parties. Pursuant to the terms of this Agreement, SPI Lender and HPL Lender shall loan additional capital to Seller to be used solely for pre-development costs of the Projects. Upon Seller obtaining the Consent of the Utility, each Project shall be transferred by Seller to an SPE for purposes of further development and/or sale of the Project. Thereafter, the SPE shall remain the owner and applicant of the Project until a FIT Agreement is executed between the SPE and the Utility and consent for the transfer of the Projects is received from the Utility. Seller, SPI Lender and HPL Lender will each receive a membership interest in Buyer. The loans provided by SPI Lender and HPL Lender will be secured by a first priority security interest in, among other things, the Acquired Assets (as defined below) and will be repaid from the proceeds of the sale and/or development of the Projects and/or the SPEs. Additionally, as members of Buyer, SPI Lender, HPL Lender and Seller will receive distributions from the proceeds of the sale and/or development of the Projects and/or the SPEs.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, including the covenants and agreements set forth herein, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE 1
DEFINITIONS AND RULES OF INTERPRETATION

1.1           Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings, applicable both in the singular and in the plural use of the terms:

1.1.1      Acquired Assets. All of Seller’s right, title and interest, without reservations or restrictions, in and to all of the assets and rights comprising each of the Projects, whether existing now or in the future, including, without limitation, pursuant to or as reflected in any and all Development Documents, Books and Records, Land Contracts, Permits, the Permit Applications, Reports, Interconnection Rights, Power Purchase Agreements, Project Attributes, Solar Data, or otherwise with respect to any Project.

1.1.2      Active/Completed Projects. The term shall have the meaning set forth in Section 2.2.1(b)(iii).

1.1.3      Additional Project. The term shall have the meaning set forth in Section 5.3.

1.1.4      Additional Project Budget. The term shall have the meaning set forth in Section 5.3.

1.1.5      Affiliate. With respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with that Person. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, by contract or otherwise.

1.1.6      Agreement. This Solar Development Agreement, as amended and restated, including all Exhibits and Schedules hereto, as the same may be modified, amended or supplemented from time to time in accordance with Section 13.6.

1.1.7      Amended and Restated Agreement. The term shall have the meaning set forth in Recital E.

1.1.8      Ancillary Agreements. Any agreement, contract or binding obligation with regard to any Project, whether existing now or in the future, other than Land Contracts, Interconnection Agreements, and Power Purchase Agreements, including, without limitation, (a) any donation agreement; (b) any PILOT (payment in lieu of taxes) agreement; (c) any road maintenance agreement; (d) any decommissioning agreement; (e) any transmission easements; (f) access easements, and (g) substation use agreements.

1.1.9      Authority. Any federal, state, local or other governmental, judicial, public or statutory instrumentality, tribunal, agency, authority, body or entity, or any political subdivision thereof having legal jurisdiction over the matter or Person in question.

1.1.10     Books and Records. Any and all data, reports, correspondence, maps, surveys and other business records relating to the Projects that are generated or obtained by Seller prior to Closing (other than the Solar Data).

1.1.11     Business Day. Any day that is not a Saturday, Sunday or other day on which commercial banks in California or Hawaii are authorized or required by law to remain closed.

1.1.12     Buyer. The term shall have the meaning set forth in the preamble.

1.1.13     INTENTIONALLY DELETED.

1.1.14     Buyer Confidential Information. The term shall have the meaning set forth in Section 9.4.1.

1.1.15     Buyer Documents. This Agreement, the General Assignment, the LLC Interest Assignment, the Land Contract Assignment, the Interconnection Rights Assignment, Escrow Agreement, and each other agreement, document or instrument to be executed and delivered by Buyer in connection herewith.

1.1.16     Buyer Indemnified Parties. The term shall have the meaning set forth in Section 10.3.1.

1.1.17     Buyer’s Knowledge. The actual and current knowledge of any of the following Persons: Bradley Ferrell, Steven Kircher and James Pekarsky.

1.1.18     Buyer Operating Agreement. The Operating Agreement of Buyer entered into the Parties as of the Effective Date, a copy of which is attached hereto as Exhibit E.

1.1.19     Buyer’s Representative. The term shall have the meaning set forth in Section 9.15.3.

1.1.20     Cash Advance. The funds loaned by each of SPI Lender and HPL Lender to Seller, including funds previously loaned, up to the applicable Cash Advance Cap and subject to, among other things, the terms and conditions set forth in Section 2.2.1(b) and (e). All Cash Advances shall be evidenced as advances and amounts of principal due under the SPI Note and HPL Note, as applicable. Notwithstanding the foregoing or the Cash Advance Cap, as provided herein, either SPI Lender or HPL Lender may elect in its sole discretion to advance additional funds to Seller in an amount greater than the applicable Cash Advance Cap, and all funds that either SPI Lender or HPL Lender advances to or on behalf of Seller shall be deemed Cash Advance funds hereunder and for purposes of the SPI Note and HPL Note, as applicable.

1.1.21     Cash Advance Cap. The maximum aggregate amount of Cash Advances to be made from Lenders to Seller, with such amount not to exceed $14,802,073.50. Subject to Section 2.2.1(b)(iv), no more than the maximum aggregate amount of $8,369,786.75 of the Cash Advance Cap shall be provided by SPI Lender (“SPI Cash Advance Cap”) and no more than the maximum aggregate amount of $6,432,286.75 shall be provided by HPL Lender (“HPL Cash Advance Cap”). As of the Effective Date, SPI Lender has made Cash Advances to Seller in the aggregate amount of $7,400,277.45 and HPL Lender has made Cash Advances to Seller in the aggregate amount of $5,625,000.00. The Cash Advance Cap may be adjusted from time to time as mutually agreed by Seller, SPI Lender and HPL Lender to take into account cancelled Projects and Additional Projects, as the case may be.

1.1.22     INTENTIONALLY DELETED.

1.1.23     INTENTIONALLY DELETED.

1.1.24     Code. The Internal Revenue Code of 1986, as the same may be amended from time to time, including any amendments or any substitute or successor provisions thereto.

1.1.25     Conditional Use Permit. The Conditional Use Permits or equivalent permits issued, or to be issued, whether existing now or in the future, by the various planning or zoning Authorities providing the zoning for and otherwise authorizing the Projects.

1.1.26     Conditions Precedent. The following conditions with respect to each Project, which collectively comprise one of the Milestones that Seller must satisfy, at its sole cost and expense, except as set forth in this Agreement, with respect to the Projects:

(a)     Notice to Proceed for such Project;

(b)     reasonable written evidence that the Project has qualified for, and met all conditions precedent other than construction and interconnection, for HECO’s Tier 2 or Tier 3 FIT Program, as applicable, or otherwise has a Power Purchase Agreement;

(c)     an executed document creating site control with the Property owner for such Project, in form and substance reasonably approved by Buyer, and with a Title Commitment for such Property in form and content reasonably approved by Buyer, and at a rent rate consistent with the rent rate set forth in the applicable Land Contract as of the Closing Date; provided that, in the event that the Lease is with Ohana Solar, or any other Affiliate of Seller, then the applicable rent rate shall be zero dollars ($0) per month during such period as the Project is owned by an SPE owned by Buyer;

(d)     the Conditional Use Permit, if required by applicable Authorities, for approval of the installation of the Project on the related Property; and

(e)     an issued building Permit from the appropriate Authority, allowing for the installation of the Project on the related Property.

1.1.27     Consents. The term shall have the meaning set forth in Section 9.3.

1.1.28     Damages. The term shall have the meaning set forth in Section 10.3.1.

1.1.29     Development Documents. All of the documents and materials with respect to the Projects, including, without limitation, as defined on Schedule 6.16, whether existing now or in the future.

1.1.30     Effective Date. The term shall have the meaning set forth in the preamble to this Agreement.

1.1.31     Encumbrances. Any claim, lien, pledge, mortgage, option, charge, easement, security interest, right-of-way, judgment, encumbrance, lease, interest, mineral reservation, covenant, conditional sales contract, title retention arrangement or restriction or other estate, grant or right of Seller or any third parties.

1.1.32     Endorsements. ALTA, CLTA or company form endorsements required by Buyer that are available in the State of Hawaii with respect to the Property.

1.1.33     End-User. A third party solar photovoltaic, electricity generating facility operator who will own and operate the Project, which may be an SPE that is owned by a third party.

1.1.34     Environmental Laws. All Laws that regulate or relate to (i) the protection or clean-up of the environment; (ii) the Handling of Hazardous Materials; (iii) the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; and (iv) the health and safety of persons or property, including protection of the health and safety of employees. Environmental Laws shall include, without limitation, the Resource Conservation & Recovery Act, Clean Water Act, Safe Drinking Water Act, Occupational Safety and Health Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act, Hazardous Materials Transportation Act, and Centers for Disease Control guidelines, policies and procedures, and all analogous or related Laws.

1.1.35     Escrow Account. The escrow account maintained by the Escrow Holder pursuant to the terms of the Escrow Agreement.

1.1.36     Escrow Agreement. The agreement between SPI Lender, HPL Lender, Buyer, Seller and Escrow Holder regarding the holding and disbursement of Cash Advance funds as set forth in Section 2.2, and in the form attached hereto as Exhibit D.

1.1.37     Escrow Holder. Title Guaranty Escrow Services, Inc.

1.1.38     Facilities. The solar power generating facilities (including, without limitation, any and all support structures, photovoltaic panels, electrical collection system, access roads, and any and all other equipment, materials and improvements associated therewith), which are planned for development related to each the Properties in connection with the Project List.

1.1.39     Fee Simple Property. All Property held in fee simple by Seller or any Property Entities.

1.1.40    Force Majeure Event. The term shall have the meaning set forth in Section 13.19.

1.1.41    Formation Documents. The articles or certificate of incorporation or formation and bylaws of a corporation or operating agreement of a limited liability company.

1.1.42    General Assignment. This term shall have the meaning set forth in Section 4.2.

1.1.43    HPL Lender. The term shall have the meaning set forth in the preamble.

1.1.44    HPL Note. A promissory note from Seller to HPL Lender evidencing funds previously loaned and advanced by HPL Lender to Seller and future Cash Advances from HPL Lender to Seller, in the form attached hereto as Exhibit H.

1.1.45    Handling. The production, use, treatment, storage, transportation, generation, manufacture, processing, distribution, disposal, emission, discharge, Release or threatened Release.

1.1.46     Hazardous Materials. Any dangerous, hazardous or toxic substance or constituent or pollutant or contaminant which, pursuant to any Laws in effect as of the Effective Date, has been determined, to be hazardous, toxic or dangerous to human health or the environment, including, but not limited to, any hazardous substance under the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C.A. § 9601 et. seq.), any solid waste under the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C.A. § 6901 et. seq.), or any contaminant, pollutant, waste or toxic substance under the Clean Air Act, as amended (42 U.S.C.A. § 7401 et. seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C.A. § 1251 et. seq.), the Safe Drinking Water Act, as amended (42 U.S.C.A. § 300f et. seq.), the Emergency Planning and Community Right-To-Know Act, as amended (42 U.S.C.A sec. 110001 et. seq.), the Occupational Safety and Health Act, as amended (29 U.S.C.A sec. 651 et. seq.), the Hazardous Materials Transportation Act, as amended, (49 U.S.C.A. sec. 5101 et. seq.) or the Toxic Substances Control Act, as amended (15 U.S.C.A. § 2601 et. seq.), and any equivalent or applicable state or local laws.

1.1.47     INTENTIONALLY DELETED.

1.1.48     Interconnection Agreements. The interconnection agreements, whether existing now or in the future, with the appropriate Utility for the interconnection of each Project to the Utility distribution grid.

1.1.49     Interconnection Rights. All rights and interests of the non-Utility party, without reservations or restrictions, in the Interconnection Agreements.

1.1.50     Interconnection Studies. The Interconnection studies and reports identified on Schedule 6.16.

1.1.51     Kamehameha Projects. One or more Projects with a capacity of 5MW and located on property leased from the Kamehameha School.

1.1.52     INTENTIONALLY DELETED.

1.1.53     INTENTIONALLY DELETED.

1.1.54     LLC Interest Assignment. The term shall have the meaning set forth in Section 4.2.

1.1.55     Land Contracts. The letters of intent and Lease Agreements entered into between various property owners, whether existing now or in the future, including, without limitation, those listed on Schedule 6.15, establishing the tangible real property interests, easements, or leases in the Properties.

1.1.56     Law. Any law, statute, rule, regulation, ordinance, standard, code, order, judgment, decision, writ, injunction, decree, certificate of need, award or other governmental restriction, including policy or procedure, issued or enforced by any Authority.

1.1.57     Lender. The term shall have the meaning set forth in the preamble.

1.1.58     Lender Event of Default. The term shall have the meaning set forth in Section 11.2.1(b).

1.1.59     Lender’s Knowledge. With respect to SPI Lender, the term shall mean the actual and current knowledge of any of the following Persons: Bradley Ferrell, Steven Kircher and James Pekarsky. With respect to HPL Lender, the term shall mean the actual and current knowledge of any of the following Persons: Jack Sweigart, Larry Carter and Ian Craig.

1.1.60     Lender Payment Percentages. The term shall have the meaning set forth in Section 2.3.

1.1.61     INTENTIONALLY DELETED.

1.1.62     INTENTIONALLY DELETED.

1.1.63     Membership Interest shall mean the limited liability company membership interest in Seller.

1.1.64     INTENTIONALLY DELETED.

1.1.65     Notice of Completeness. A written or electronic notice from the appropriate Utility or governmental agency(s) that the application for interconnection with respect to a Project is complete.

1.1.66     Notice to Proceed. A “Notice to Proceed” issued by the applicable Utility with respect to a Project, as contemplated under the State of Hawaii’s Tier 2 or 3 FIT Program.

1.1.67     Ohana Solar. The term shall have the meaning set forth in Section 1.1.94.

1.1.68     Operating Agreement. The term shall have the meaning set forth in Section 9.15.1.

1.1.69     Omnibus Amendment to Loan Documents. An amendment to loan related agreements previously entered into between Seller and SPI Lender including, without limitation, the Security Agreement (Assets) and the Security Agreement (Membership Interests), for purposes of securing all Cash Advances made by HPL Lender and the HPL Note.

1.1.70     Original Agreement. The term shall have the meaning set forth in Recital E.

1.1.71     Party or Parties. “Party” means Buyer, Seller, SPE Lender or HPL Lender, individually; and “Parties” means Buyer, Seller, SPI Lender and HPL Lender, collectively.

1.1.72     Permit Applications. Any and all applications, petitions, filings or requests made to any Authority, whether existing now or in the future, on or before the Closing Date in order to obtain a Permit for the Project.

1.1.73     Permits. The licenses, consents, certificates, approvals, and permits required for the construction, installation, ownership or operation of the Projects, whether existing now or in the future, including, without limitation, as described on Schedule 6.14 of this Agreement, including, without limitation, the Conditional Use Permits, if a Conditional Use Permit is required by Law for the Project.

1.1.74     Permitted Liens. All of the following: (a) liens for property taxes and installments of assessments and charges of Authorities not yet due and payable; (b) liens created solely by the act or omission of Buyer or Lender; and (c) any other Encumbrances created or permitted with the prior written consent of Buyer or its Representatives.

1.1.75     Person. Any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, decedent’s estate, organization, entity, or unincorporated organization or any Authority.

1.1.76     Phase I Environmental Assessment. Any Phase I Environmental Assessment, if required, in connection with the Projects.

1.1.77     Power Purchase Agreement. A FIT agreement, power purchase agreement or other evidence of a binding commitment from the applicable Utility for the purchase of the electricity generated by the Facility, whether existing now or in the future, at a rate not less than $0.238 US per kWh for Tier 2 Projects and $0.236 US per kWh for Tier 3 Projects, for a term of not less than twenty (20) years, provided that the terms of the power purchase agreement for the Kamehameha Projects and any Projects not qualifying for the FIT program shall be on terms approved by the Utility.

1.1.78     INTENTIONALLY DELETED.

1.1.79     INTENTIONALLY DELETED.

1.1.80     INTENTIONALLY DELETED.

1.1.81     INTENTIONALLY DELETED.

1.1.82     Project. Any single solar-powered electricity generating plant within the portfolio of Projects, and any Additional Projects added pursuant to Section 5.3.

1.1.83     Project Attributes. The renewable energy certificates or credits, green tags, emission credits, carbon offsets and any other environmental attribute currently available or available at any time in the future related to each Property, Facilities or Project, as well as all tax credits, including, without limitation, production tax credits and investment tax credits.

1.1.84     Project List. The term shall have the meaning set forth in Recital A.

1.1.85     Project List Amendment. The term shall have the meaning set forth in Section 5.3.

1.1.86     Project Milestones. The requirements set forth in Section 2.2.2(1)-(5) that must be satisfied by Seller.

1.1.87     INTENTIONALLY DELETED.

1.1.88     INTENTIONALLY DELETED.

1.1.89     INTENTIONALLY DELETED.

1.1.90     Project Substation. Per the Interconnection Agreement.

1.1.91     Project Transfer Date. The date upon which Seller has received the Consent executed by the appropriate Utility for the transfer of the Project from Seller to the SPE and has transferred the membership interest in said SPE to Buyer.

1.1.92     Projects. The complete portfolio of single solar-powered electricity generating plants (including the Facilities and Interconnection) to be located on the various Properties described in the Project List, and any Additional Projects added pursuant to Section 5.3.

1.1.93     Property. All real property on which any of the Projects is intended to be constructed, as evidenced by Land Contracts, whether existing now or in the future, including, without limitation, that real property subject to the Land Contracts listed on Schedule 6.15.

1.1.94     Property Entities. One or more affiliated individuals and entities, including, without limitation, Ohana Solar Power, LLC (“Ohana Solar”), Richard Jones and MJP Holdings LLC, who Seller has arranged to purchase the Fee Simple Property.

1.1.95     INTENTIONALLY DELETED.

1.1.96     Release. Any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or the workplace of any Hazardous Materials, and otherwise as defined in any Environmental Law.

1.1.97     Reports. The Phase I Environmental Assessment, the Title Commitments, the Interconnection Studies and the Solar Study.

1.1.98     Representative. With respect to any Person, any officer, director, employee of such Person or other Person designated by written notice to act as the Person’s representative.

1.1.99     SPE shall mean a special purpose entity formed by Seller to which a Project (and the Acquired Assets for said Project) or Projects (and the Acquired Assets for said Projects) will be transferred prior to the transfer of the membership interest in the SPE from Seller to Buyer. “SPEs” shall mean collectively, two or more SPEs.

1.1.100   SPI Lender. The term shall have the meaning set forth in the preamble.

1.1.101     SPI Note. A promissory note from Seller to SPI Lender evidencing funds previously loaned and advanced by SPI Lender to Seller and future Cash Advances from SPI Lender to Seller, in the form attached hereto as Exhibit G.

1.1.102     Security Agreement shall mean, collectively, the Security Agreement (Assets) and the Security Agreement (Membership Interests).

1.1.103     Security Agreement (Assets) shall mean the security agreement by Seller in favor of SPI Lender and HPL Lender providing each Lender with a first priority security interest in the Acquired Assets to secure performance by Seller of the terms of this Agreement, the SPI Note and the HPL Note, as amended from time to time, a copy of which is attached hereto as Exhibit I.

1.1.104     Security Agreement (Membership Interests) shall mean the security agreement by the owners and holders of the Membership Interests in Seller in favor of SPI Lender and HPL Lender providing each Lender with a security interest in the Membership Interests to secure performance by Seller of the terms of this Agreement, the SPI Note and the HPL Note, as amended from time to time, a copy of which is attached hereto as Exhibit J.

1.1.105     Seller. The term shall have the meaning set forth in the preamble.

1.1.106     INTENTIONALLY DELETED.

1.1.107     Seller Confidential Information. The term shall have the meaning set forth in Section 9.5.1.

1.1.108     Seller Documents. This Agreement, the SPI Note, HPL Note, the Omnibus Amendment to Loan Documents, the Security Agreement (Membership Interests), the Security Agreement (Assets), the General Assignment, the LLC Interest Assignment, the Land Contract/Solar Easement Assignment, the Interconnection Assignment, and each other agreement, document or instrument to be executed and delivered by Seller in connection herewith.

1.1.109     Seller Expense Schedule. The estimated schedule of expenses required for the development of the Projects which are to be paid from the Cash Advance. The Seller Expense Schedule is an estimated budget and all expenses to be paid from Cash Advance funds, and other than the amount budgeted therein for Seller’s monthly overhead shall be subject to confirmation by each Lender. The Seller Expense Schedule may be modified by mutual agreement of the Parties. The Parties have approved the initial Seller Expense Schedule contemporaneously with the execution of this Agreement.

1.1.110     Seller Event of Default. The term shall have the meaning set forth in Section 11.2.1(a).

1.1.111     Seller Indemnified Parties. The term shall have the meaning set forth in Section 10.3.2.

1.1.112     Seller’s Knowledge. The actual and current knowledge of the following Persons: Pat Shudak and Jill Dunphy Noetzelman.

1.1.113     Solar Data. Any and all solar data with regard to the Projects, whether existing now or in the future, included, or included by reference, on Schedule 6.13 to this Agreement. The Solar Data includes the Solar Study.

1.1.114     Survey. A land survey of the Property acceptable to Buyer prepared by a licensed surveyor showing no exceptions that would limit the solar installation on the property.

1.1.115     Taxes. All federal, state, local, foreign and other net income, gross income, estimated, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property taxes and assessments, windfall profits, value added, commercial rent, customs duties, capital gain, social security, royalty, documentary or other taxes, fees, assessments, duties or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term “Tax” means any one of the foregoing Taxes.

1.1.116     Title Commitment. A preliminary commitment from the Title Company to issue the Title Insurance Policy for the Property insuring the easement, leasehold or fee interests provided under the Land Contracts, as approved by Buyer, and subject only to Permitted Liens, and with such Endorsements as required by Buyer.

1.1.117     Title Company. A title company, qualified and doing business in the State of Hawaii, as selected by Buyer and reasonably acceptable to Seller.

1.1.118     Title Insurance Policy. An ALTA policy of title insurance insuring Buyer’s interest in the Property, in such amount as Buyer determines, issued by the Title Company, subject only to the Permitted Liens and containing the Endorsements.

1.1.119     Utility; Utilities. Hawaiian Electrical Company (HECO), Hawaii Maui Electrical Company (MECO) and Hawaii Electric and Light Company (HELCO), as applicable to each Project.

1.2           Rules of Interpretation. Unless otherwise expressly provided, or unless required by the context in which any term appears:

(a)     capitalized terms used in this Agreement have the meanings specified in this Article;

(b)     the singular shall include the plural and the plural shall include the singular;

(c)     references to “Articles”, “Sections”, “Schedules” or “Exhibits” (if any) shall be to articles, sections, schedules or exhibits (if any) of this Agreement;

(d)     all references to a particular entity shall include a reference to such entity’s successors and permitted assigns but, if applicable, only if such successors and assigns are permitted by this Agreement;

(e)     the words “herein”, “hereof” and “hereunder” shall refer to this Agreement as a whole and not to any particular section or subsection of this Agreement;

(f)     all accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States of America, consistently applied;

(g)     references to this Agreement shall include a reference to all schedules and exhibits hereto, as the same may be amended, modified, supplemented or replaced from time to time;

(h)     references to any agreement, document or instrument shall mean a reference to such agreement, document or instrument as the same may be amended, modified, supplemented or replaced from time to time;

(i)     the use of the word “including” in this Agreement to refer to specific examples shall be construed to mean “including, without limitation” or “including, but not limited to” and shall not be construed to mean that the examples given are an exclusive list of the topics covered;

(j)     relative to the determination of any period of time, “from” means “including and after”, “to” means “to, but excluding” and “through” means “through and including”;

(k)     references to applicable Laws shall mean a reference to such applicable Laws as the same may be amended, modified, supplemented or restated and be in effect from time to time, including rules and regulations promulgated thereunder; and

(l)     where a Party’s acceptance, approval, consent or concurrence is required in connection with any matter under this Agreement, such Party shall not unreasonably withhold, condition or delay such acceptance, approval, consent or concurrence.

The Parties collectively have prepared this Agreement, and none of the provisions hereof shall be construed against one Party on the ground that such Party is the author of this Agreement or any part hereof.

ARTICLE 2
TRANSFER OF ACQUIRED ASSETS

2.1     Transfer of Acquired Assets. Upon the terms and subject to the conditions set forth in this Agreement, Seller shall diligently obtain the Consent of each applicable Utility for purposes of the transfer of the Projects (and the Acquired Assets for said Projects) to one or more SPEs and, thereafter, shall diligently transfer the membership interest in said SPEs to Buyer. Thereafter, Buyer shall satisfy all of the requirements and conditions precedent to the Consent of the applicable Utility for the transfer of the Power Purchase Agreement to an End-User if such End-User is not the SPE. The cost to form the SPEs shall be advanced by the Lenders (separate from and not included in the Cash Advance Cap, the SPI Note or the HPL Note) and shall be deemed a Project expense to be reimbursed to the Lenders by Buyer upon sale of the Projects (or the sale of the membership interest in the SPE that owns the Project) and prior to any distributions to the parties pursuant to the Operating Agreement.

2.2           Cash Advance.

2.2.1     Cash Advance.

(a)     The Cash Advance funds from SPI Lender and HPL Lender from and after the Effective Date of this Agreement shall be used solely for completing the development of the Projects pursuant to the Seller Expense Schedule and the terms of this Agreement, such that Seller can (i) obtain an executed Power Purchase Agreement for each Project, (ii) obtain the Consent of the applicable Utility for transfer of the Projects (and the Acquired Assets for said Projects) to one or more SPEs, (iii) satisfy Seller’s Conditions Precedent, Project Milestones and other requirements under this Agreement, and (iv) obtain the Consent of each applicable Utility for transfer of the Power Purchase Agreement to an End-User.

(b)     (i) Provided that a Seller Event of Default has not occurred, on the first day of each calendar month, starting April 1, 2013 and ending on August 1, 2013, SPI Lender shall make a monthly deposit of Cash Advance funds to Escrow Holder in the amount of $28,090.00 and HPL Lender shall make a monthly deposit of Cash Advance funds to Escrow Holder in the amount of $24,910.00 for Seller’s overhead expenses for such month as reflected on the Seller Expense Schedule. Escrow Holder shall be authorized to make disbursement from the Escrow Account of such funds to Seller for overhead expenses without further approval of Buyer, SPI Lender or HPL Lender.

(ii)     Provided that a Seller Event of Default has not occurred, beginning on the Effective Date, SPI Lender and HPL Lender shall each deposit funds weekly with Escrow Holder for the payment of costs and expenses, other than overhead expenses as described above, consistent with the overall Cash Advance budget as reflected on the Seller Expense Schedule. The Seller Expense Schedule is an estimate as of the Effective Date of the amounts and time periods that such expenses shall be required. The amounts and timing of payments shall be made as the expenses actually arise, consistent with but not earlier than the Seller Expense Schedule. The Lenders’ deposits shall be made as follows: (A) not later than the Friday of each week, Seller shall submit a request to Lenders detailing the anticipated fund requirements for the following week, with supporting documentation, consistent with the Seller Expense Schedule (except for the first week of this Agreement, in which case, Seller shall submit such request within five (5) business days of the Effective Date), (B) subject to Lenders review and approval, which shall not be unreasonably withheld, conditioned or delayed, provided that such requests are consistent with the Seller Expense Schedule pursuant to Section 2.2.1(e) below, Lenders shall make a weekly deposit of Cash Advance funds to Escrow Holder for such costs and expenses not later than three (3) business days after receipt of Seller’s request, and (C) Escrow Holder shall be authorized to make disbursement from the Escrow Account of such funds directly to the applicable third parties for the payment of the approved expenses as further set forth in Section 2.2.1(c). Notwithstanding the foregoing, SPI Lender shall be solely responsible for 53% of each Cash Advance and HPL Lender shall be solely responsible for 47% of each Cash Advance.

(iii)     Notwithstanding the foregoing or any other provision of this Agreement, (A) deposits of Cash Advance funds by Lenders pursuant to this Section 2.2.1(b) shall be subject to and shall not exceed the Cash Advance Cap, and (B) Lenders shall only make disbursements of Cash Advance funds provided that there remain (1) undelivered Projects which are in the Utility Tier 2 or Tier 3 FIT Program, and have not been subject to a Seller Event of Default or otherwise released by both HPL Lender and SPI Lender from this Agreement, plus (2) Projects transferred to SPEs the ownership of which has been transferred to Buyer pursuant to the terms of this Agreement (collectively, “Active/Completed Projects”), with an aggregate capacity of not less than 12.0 MW DC. If at any time the Active/Completed Projects have an aggregate capacity of less than 12.0 MW DC, then (x) each Lender’s obligation to make Cash Advance deposits shall terminate; (y) the Escrow Holder shall cease making Cash Advances to Seller from the Escrow Account, and (z) Escrow Holder shall release to each Lender an equal amount of the remaining Cash Advance balance then held in the Escrow Account.

(iv)     The parties acknowledge and agree that as of the Effective Date, SPI Lender has made Cash Advances to Seller in the aggregate amount of $7,400,277.45 and HPL Lender has made Cash Advances to Seller in the aggregate amount of $5,625,000 and neither SPI Lender nor HPL Lender is required to make aggregate Cash Advances in excess of the SPI Advance Cap and HPL Advance Cap, respectively. Notwithstanding the foregoing, if at any time either SPI Lender or HPL Lender fail to deliver its portion of the amount of Cash Advance then due, pursuant to Section 2.2.1(b)(i) or Section 2.2.1(b)(ii) above, and such failure continues for three (3) business days after Lenders’ receipt of Seller’s written notice of the failure to fund, the other Lender, in its sole discretion, may elect to make an additional Cash Advance up to the amount then due by such non-performing Lender by delivering the required funds to Escrow Holder no later than seven (7) days following the expiration of the prior 3-business day notice period. In such event, (A) the SPI Advance Cap and HPL Advance Cap will be adjusted accordingly to reflect an increase in the amount of such advance cap by the electing Lender and a decrease in the amount of such advance cap by the non-performing Lender, (B) the additional Cash Advance will be treated like any other Cash Advance, as additional principal due under the applicable promissory note, (C) the Lender Payment Percentages will be adjusted accordingly and in a pro rata manner to reflect the change in the percentage of the total Cash Advances made by each Lender in comparison to the total of all Cash Advances made by both Lenders, and (D) the Lender making the additional Cash Advance shall be entitled to, and shall receive, in addition to repayment as an additional Cash Advance as provided herein, an amount equal to such additional Cash Advance from the non-performing Lender from any future distributable cash that would otherwise be distributed to such non-performing Lender, as a member of Buyer and pursuant to the Buyer Operating Agreement and prior to any future distributions to such non-performing Lender other than in connection with its SPI Note or HPL Note, as applicable. The performing Lender shall not be required to deliver any such additional Cash Advance and shall not be deemed to be in default of this Section 2.2.1(b) if it does not elect to deliver such additional Cash Advance.

(c)     As set forth further in the Escrow Agreement: (i) the Escrow Holder shall be authorized each month to release from the Escrow Account funds for overhead expenses as set forth on the then applicable and approved Seller Expense Schedule directly to the Seller upon written request of the Seller, (ii) the Escrow Holder shall pay all other Project Costs from the Escrow Account by check or wire transfer directly to the appropriate third party payee such amounts as have been approved by each of SPI Lender and HPL Lender, and (iii)  the consent of SPI Lender and HPL Lender shall be required for the release and payment by the Escrow Holder of any payments requested by Seller from the Escrow Account for amounts not covered as provided above or in excess of the amounts set forth in the approved Seller Expense Schedule.

(d)     Notwithstanding the foregoing, neither SPI Lender nor HPL Lender shall be obligated to make a payment of the Cash Advance under Section 2.2.1(b), and Seller shall not be entitled to obtain Cash Advance disbursements under Section 2.2.1(c) during any time that SPI Lender, HPL Lender or Buyer has noticed an Event of Default which has not been cured as provided in Section 11.2.1.

(e)     Buyer’s Representative shall be responsible to coordinate the Cash Advance process with Seller, including, without limitation, assisting Seller with the preparation of the weekly funds requests, shall receive the weekly funding requests from Seller, shall be responsible for the review and approval of all weekly expense requests on behalf of Lenders, and authorizing and directing the disbursement of funds by Escrow Holder to insure that the funds are paid directly to the correct third party. Seller shall have no authority to disburse or expend Cash Advance funds, other than the overhead funds, without the approval of Buyer’s Representative.

(f)     The Lenders shall also reimburse Seller for their respective share of any pre-approved travel expenses incurred by Seller in connection with the Projects. Prior to incurring such expenses, Seller shall submit a written request for approval of such travel expenses to the Lenders for approval. After receiving such approval from the Lenders, Seller shall be reimbursed for such pre-approved expenses upon submission of actual invoices for such travel expenses within ten (10) business days of receipt of such invoices.

(g)     Not later than three (3) business days of the Effective Date, the Lenders shall deposit Cash Advance funds to Escrow Holder with authorization to disburse such funds to Seller or the applicable third parties, as the case may be, upon Escrow Holder’s receipt of such funds, in the amount of (i) $211,236.00 to Seller for Seller’s overhead expenses and other costs paid for December 2012, January 2013, February 2013 and March 2013, (ii) $90,000.00 to Kobayashi Sugita & Goda for legal fees through March 2012, (iii) $189,000.00 to CDF Engineering for engineering fees through March 2012, and (iv) $49,892.00 for Project costs and expenses for the first week of March 2013.

2.2.2     Project Milestones. Seller covenants and agrees that it shall use good faith and commercially reasonable efforts to complete certain Project Milestones with regard to the Projects. The “Project Milestones” are as follows:

(1)     Seller’s delivery of the current and existing Development Documents for such Project via a DropBox program;

(2)     Seller’s delivery of the Notice of Completeness for such Project, if applicable;

(3)     Seller’s completion of its Conditions Precedent for such Project;

(4)     Seller obtaining the “final” building permit from the relevant building department for such Project;

(5)     (a) there shall have been no material adverse change in such Project as a result of the actions or inactions of the Seller with respect to its responsibilities and Seller shall have performed in all material respects all of the agreements and complied in all material respects with all of the covenants required hereby to be performed by it with respect to such Project, including, without limitation, the satisfaction of the Conditions Precedent and the obligations under Section 9.9 with respect to such Project; (b) the representations and warranties of Seller set forth in Article 6 of this Agreement shall be true and correct in all material respects as of the date thereof as if made as of such time and (c) such Project has not otherwise been terminated.

2.3           Payment Provisions. As reflected in the Buyer Operating Agreement, each of SPI Lender and HPL Lender shall receive a membership interest in Buyer in consideration of providing pre-development capital to Seller and entering into this Agreement, and Seller will receive a membership interest in Buyer in consideration of its agreement to transfer the Projects (and the Acquired Assets for such Projects) to the SPEs and of the SPEs to Buyer pursuant to the requirements of this Agreement. Each of SPI Lender, HPL Lender and Seller shall receive payments from Buyer from the proceeds of the sale and/or development of the Projects and/or the sale of the SPEs, pursuant to the distribution provisions of the Buyer Operating Agreement, which includes, without limitation, Buyer’s delivery of a portion of the proceeds of such sales to SPI Lender and HPL Lender to be applied toward the SPI Note and HPL Note (but only until such time that the SPI Note and the HPL Note are paid in full), with forty-seven percent (47%) of the proceeds from each sale delivered to SPI Lender and thirty-eight percent (38%) of the proceeds from each sale delivered to HPL Lender (as modified from time to time pursuant to the terms of this Agreement, the “Lender Payment Percentages”), in exchange for the release of the security interest of SPI Lender and HPL Lender in the Projects and/or SPEs being sold.

ARTICLE 3
BUYER’S AND LENDERS’ CONDITIONS PRECEDENT

The obligations of Buyer and Lenders pursuant to this Agreement are subject to fulfillment of each of the following conditions precedent:

3.1           Deliverables by Seller. Upon the terms and subject to the conditions set forth in this Article 3, Seller shall deliver, or shall cause to be delivered, to Buyer and Lenders the following:

3.1.1     Security Agreements. Seller shall deliver three (3) original counterparts of the Omnibus Amendment to Loan Documents, one (1) each to SPI Lender, HPL Lender and Buyer’s Representative, each such counterpart being properly executed by the holders of the Membership Interests in Seller, Ohana Solar and an authorized representative of Seller, respectively.

3.1.2     HPL Promissory Note. Seller shall deliver to HPL Lender one (1) original counterpart of the HPL Note, with such counterpart being properly executed by an authorized representative of Seller.

3.1.3     SPI Promissory Note. Seller shall deliver to SPI Lender one (1) original counterpart of the SPI Note, with such counterpart being properly executed by an authorized representative of Seller.

3.1.4     Escrow Agreement. Seller shall deliver to Buyer’s Representative three (3) original counterparts of a Second Amended and Restated Escrow Agreement, each such counterpart being properly executed by an authorized representative of Seller and Escrow Holder.

3.1.5     Seller Management Confirmation. Seller shall deliver to Buyer’s Representative two (2) original copies of the action by Seller evidencing the resignation by Shudak as the Manager of Seller, and the appointment or confirmation of Dunphy as the sole Manager.

3.1.6     Operating Agreement. Seller shall deliver to Buyer’s Representative three (3) original counterparts of the Limited Liability Company Agreement of Buyer, each such counterpart being properly executed by an authorized representative of Seller.

3.1.7     INTENTIONALLY OMITTED.

3.2           Representations, Warranties and Covenants of Seller. Seller shall have performed in all material respects all of the agreements and complied in all material respects with all of the covenants required hereby to be performed by it, including those covenants set forth in Article 5 prior to, on or as of the Effective Date, and the representations and warranties of Seller set forth in Article 6 of this Agreement shall be true and correct in all material respects as of the date hereof and as of the Effective Date as if made as of such time.

3.3           No Injunctions or Prohibitions. Except as has already been disclosed by Seller in Schedule 6.9 regarding CDF Engineering LLC and Smith Wong Project, LLC, no preliminary or permanent injunction or other order, decree, or ruling issued by an Authority, and no statute, rule, regulation, or executive order promulgated or enacted by an Authority, which restrains, enjoins, prohibits, or otherwise makes illegal the consummation of the transaction contemplated hereby shall be in effect nor shall there be pending any action or proceeding by or before any Authority challenging the lawfulness of or seeking to prevent any of the transactions contemplated by this Agreement, or seeking monetary or other relief by reason of the consummation of any of such transactions.

ARTICLE 4
SELLER’S PROJECT TRANSFER REQUIREMENTS

In order to effectuate the transfer of the Projects to the Buyer on the Project Transfer Date, Seller shall deliver, or shall cause to be delivered, to Buyer the following:

4.1           Consents. Seller shall deliver to Buyer original executed copies of the Consents in accordance with Section 9.3, which in all events shall include, without limitation, the Consent from the Utility for the transfer of the Projects (and the Acquired Assets for said Projects) to the SPEs.

4.2           Project Assignment Documents.

4.2.1     General Assignment. Seller and the respective SPEs shall execute two (2) original counterparts of the Bill of Sale and General Assignment and Assumption Agreement for each Project. The Bill of Sale and General Assignment and Assumption Agreement for said Projects shall be in substantially the form of Exhibit B (the “General Assignment”), each such counterpart being properly executed by an authorized representative of Seller and the SPE. The General Assignment shall convey all of Seller’s right, title and interest, without reservations or restrictions, in and to all of the Acquired Assets for the Project to the SPE.

4.2.2     LLC Interest Assignment. Seller shall also deliver to Buyer two (2) original counterparts of the LLC Interest Assignment and Assumption Agreement for each SPE. The LLC Interest Assignment and Assumption Agreement for each SPE shall be in substantially the form of Exhibit C (the “LLC Interest Assignment”), each such counterpart being properly executed by an authorized representative of Seller and Buyer. The LLC Interest Assignment shall convey all of Seller’s right, title and interest, without reservations or restrictions, in and to all of the membership interests in the respective SPE.

4.3           Land Contract Assignment. Seller and the respective SPE shall execute two (2) original counterparts of the Land Contract Assignment for each Project, each such counterpart being properly executed by an authorized representative of Seller and the SPE. The Land Contract Assignment shall convey all of Seller’s right, title and interest, without reservations or restrictions, in and to Land Contracts applicable to the Project to the applicable SPE.

4.4           Fee Simple Property Deeds. Seller and the respective SPE shall execute two (2) original counterparts of a quit-claim deed for each Fee Simple Property, each such counterpart being properly executed by an authorized representative of Seller and the SPE. The deeds shall convey to Buyer all of Seller’s right, title and interest, without representation or warranty, in and to the Fee Simple Property. In the event any Fee Simple Property is not acquired by the End-User of the Project, upon closing of the sale of the Project or the membership interest for the SPE owning such Project to the End-User, Buyer shall cause the SPE holding such Fee Simple Property to convey such Fee Simple Property back to Seller for no additional consideration; provided that the SPI Note and HPL Note have been paid in full.

4.5           Assignment and Further Assurances. Buyer and Seller agree and acknowledge that certain agreements, rights and interests comprising the Acquired Assets, including under or pursuant to the Development Documents and Land Contracts, may mature or formalize after the Project Transfer Date. Accordingly, Seller shall execute such additional assignments and other documents as are reasonably requested by Buyer to assign, convey, transfer and confirm to Buyer any right, title and interest in or to any of the Acquired Assets from and after the Project Transfer Date are transferred to the applicable SPE. Additionally, Seller shall use commercially reasonable efforts to take all action, deliver all documents and to do all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

ARTICLE 5
COVENANTS

5.1           Actions. Throughout the period both before and after Closing, each party shall use diligent efforts to timely satisfy all the conditions to the transfer of the Projects to Buyer.

5.2           Notification of Completion or Failure of Conditions. Each Party to this Agreement will promptly notify the other Party whenever it has knowledge that a condition under this Agreement has been satisfied or has not been satisfied within the allotted time; and each Party shall otherwise keep the other Party reasonably apprised with respect to the status of satisfying the obligations hereunder. E-mail communication will be sufficient for notification under this Section 5.2.

5.3           Additional Projects. Seller owns the rights to additional solar photovoltaic electricity generating projects in the State of Hawaii which are currently on the Utility reserve schedule for application to the FIT Tier 2 or 3 program, or which may otherwise be awarded a Power Purchase Agreement, but excluding the Kamehameha Projects (each an “Additional Project”) and are listed in Schedule 5.3, attached hereto. Each Additional Project that is accepted by the Utility from the reserve queue or awarded a Power Purchase Agreement on terms reasonably acceptable to Buyer shall be included as a Project under this Agreement. To make such additions, from time to time as each Additional Project is placed in the active queue by the Utility from the reserve queue, Seller shall deliver to Buyer and Lenders original executed copies of (a) a written notice of intent to add one or more Additional Projects to this Agreement and providing relevant due diligence information regarding such Additional Projects, including, without limitation, Seller’s estimate of the budget for development of such Additional Projects, and (b) two (2) amendments to the Project List to add such Additional Projects (“Project List Amendment”). Buyer and Lenders shall have thirty (30) days after receipt of the offer materials from Seller to reasonably determine a budget for the development of such Additional Projects (each an “Additional Project Budget”) and to countersign and return one (1) copy of the Project List Amendment and the applicable Additional Project Budget to Seller. Should Buyer and Lenders elect not deliver the executed Project List Amendment and applicable Additional Project Budget within thirty (30) days of the receipt of the offer materials, then ten (10) days after written notice by Seller to Buyer and Lenders of the pending cancellation of acceptance rights, Buyer and Lenders shall have no further rights or claims to that Additional Project and shall take all necessary steps to confirm that fact, including releasing any security interest or mortgage covering said Additional Project. In the event the Additional Project Budget for development of such Additional Projects will cause the Cash Advance Cap to be exceeded, the Lenders shall commit to funding the excess amount as a condition to their acceptance of the Project List Amendment and the Cash Advance Cap, SPI Advance Cap, HPL Advance Cap and Lender Payment Percentages will be adjusted accordingly and in a pro rata manner to reflect such additional funding by the Lenders.

5.4           Kamehameha Projects. The Kamehameha Projects shall not be considered an Additional Project under Section 5.3 above. HPL Lender shall have a first right of refusal to fund the Kamehameha Projects and to have the Kamehameha Projects included as Projects for purposes of this Agreement. Upon or prior to execution of this Agreement and to the extent not previously provided by Seller to HPL Lender, Seller shall provide HPL Lender all due diligence information regarding the Kamehameha Projects in Seller’s possession and control. HPL Lender shall have the right to elect to fund the Kamehameha Projects for a period of thirty (30) days after the Effective Date. If HPL Lender elects to fund the Kamehameha Projects in writing within such thirty (30) day period, then HPL Lender shall advance funds, not to exceed $600,000, for the development costs for the Kamehameha Projects pursuant to a separate expense schedule as approved by HPL Lender on or prior to its election to fund. Such advances shall be (i) separate from and not included in the HPL Cash Advance Cap or the HPL Note, but may at HPL’s election be evidenced by a separate promissory note to be executed and delivered by Seller, and (ii) repaid (including a flat rate of interest in the amount of 10% of the aggregate amount advanced) from the sales proceeds of the sale and/or development of the Kamehameha Projects and/or the sale of the SPEs owning the Kamehameha Projects by Buyer, as the case may be. Any remaining sales proceeds from such sale and/or development of the Kamehameha Projects shall be distributed to Seller, SPI Lender and HPL Lender as provided in the Buyer Operating Agreement. Should HPL Lender elect not to fund the Kamehameha Projects within thirty (30) days after the Effective Date, HPL Lender, SPI Lender and Buyer shall have no further rights or claims to the Kamehameha Projects and shall take all necessary steps to confirm that fact, including releasing any security interest or mortgage covering the Kamehameha Projects.

5.5           Update Schedules. To the extent reasonably necessary for the transactions contemplated herein, each of the Parties agrees to take appropriate action to update the Schedules to this Agreement on a periodic basis. Any change to such Schedules shall be identified in an updated Schedule approved by the Parties receiving the updated Schedule (such approval not to be unreasonably withheld or delayed).

5.6           Additional Seller Agreements. Notwithstanding any other provision of this Agreement, Seller represents, warrants, covenants and agrees as follows, the accuracy and compliance with which are conditions precedent to Buyer’s and each Lender’s obligations under this Agreement:

(a)     Each Lender, directly or through its agents, shall have the right at any time, to review, inspect and copy the books and records of Seller for purposes of confirming compliance by Seller with the terms and conditions of this Agreement.

(b)     All Cash Advance funds, whether overhead, Project Costs, or otherwise, shall be used solely and exclusively for the purposes approved by both Lenders pursuant to the Seller Expense Schedule submitted by Seller pursuant to Section 2.2.1.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer, as of the Effective Date, as follows:

6.1           Organization. Seller is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Hawaii.

6.2           Authorization. Seller has all requisite power and authority to execute and deliver this Agreement, and each other Seller Document to be delivered at Project Transfer Date, to own and convey the Acquired Assets and to perform its obligations hereunder and thereunder.

6.3           Organizational Documents. Seller has made available to Buyer true and complete copies of its certificate of organization from the Director of Commerce and Consumer Affairs of the State of Hawaii. Seller’s Formation Documents are in full force and effect. Seller is not in violation of any Law affecting its organization or of its Formation Documents in any manner that would have an adverse impact on the Acquired Assets, Projects or on the completion of the transactions contemplated by this Agreement.

6.4           Right and Title to Acquired Assets. Seller has good, valid, marketable and indefeasible title to all of the Acquired Assets free and clear of all matters other than those that would be disclosed by title and UCC searches with respect to the Acquired Assets as of the Effective Date. All of the Acquired Assets are in the possession and control of Seller. At the Project Transfer Date, Seller shall have and convey to Buyer all right, title and interest in and to the Acquired Assets free and clear of all matters other than those that would be disclosed by title and UCC searches with respect to the Acquired Assets as of the Effective Date. None of the matters that would be disclosed by title and UCC searches with respect to the Acquired Assets as of the Effective Date shall have a material adverse effect on the ability of Buyer or an SPE to construct the Facilities as contemplated under this Agreement, except as has already been disclosed by Seller and set forth on Schedule 6.4.

6.5           Authorization and Enforceability. The execution, delivery and performance of this Agreement and the other Seller Documents to be delivered at Effective Date, each Project Transfer Date and the consummation of the transactions contemplated hereby and thereby by Seller have been duly authorized by all necessary action on the part of Seller. Assuming the due authorization, execution and delivery by the other Parties to this Agreement and the other Seller Documents that are to be delivered at Closing, this Agreement constitutes, and the other Seller Documents to be delivered at Effective Date and each Project Transfer Date when executed and delivered by Seller shall constitute, legally valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and equitable principles.

6.6          Violation; Conflicts. Except as has previously been disclosed by Seller and set forth on Schedule 6.6, neither the execution, delivery and performance by Seller of this Agreement or the other Seller Documents to be delivered pursuant to the terms of this Agreement nor the transfer of the Acquired Assets and consummation of the transactions contemplated hereby or thereby (a) violates or conflicts with any provision of Seller’s Formation Documents; (b) breaches, violates, conflicts with or constitutes a default under any Acquired Asset, creates any right of any Person to accelerate, terminate or cancel, any Acquired Asset; (c) violates the Interconnection Rights, any Laws or any Permits to which Seller or the Acquired Assets are subject; (d) imposes any Encumbrance on any of the Acquired Assets; (e) breaches, violates, conflicts with or constitutes a default under any of the terms or requirements of, or give any third party the right (with or without notice or lapse of time) to revoke, withdraw, suspend, cancel, terminate or modify, any Permits or Consents to which the Projects or Acquired Assets are subject; or (f) breaches, violates, conflicts with or constitutes a default under any of the provisions of, or give any third party the right (with or without notice or lapse of time) to declare a default or exercise any remedy under, or to accelerate any obligation under or cancel, terminate or modify, any written or oral contract, agreement or other obligation to which any of the Acquired Assets, may be bound.

6.7           Consents and Approvals. Except for Consents of the Utility to be obtained on or before the Project Transfer Date, and applicable land use approvals, no consent, approval or authorization of, permit from, declaration, filing or registration with, or notice to, any Authority, any third party or any other Person, is required to be made or obtained by Seller in connection with the execution, delivery, performance and validity of this Agreement and the other Seller Documents to be delivered at Effective Date or each Project Transfer Date, and the consummation of the transactions contemplated hereby and thereby.

6.8           Consultants. Except for EN-RGY Concepts, LLC, which was retained by SPI Lender and to whom SPI Lender is solely obligated for the payment of any commission or fee, Seller shall be solely responsible for the payment of any commission or fee to any broker, consultant, finder, agent or other intermediary with respect to the transactions contemplated by this Agreement that has been engaged, directly or indirectly by Seller or any of its Affiliates.

6.9           Litigation. Except as has been previously disclosed by Seller and set forth on Schedule 6.9, there are no actions, suits or proceedings pending or, to Seller’s Knowledge, threatened, against or affecting any Project or any of the Acquired Assets or Seller’s transfer of rights and consummation of the transactions contemplated hereby, at law or in equity or before or by any Authority or instrumentality or before any arbitrator of any kind.

6.10         Compliance with Law. Seller is in compliance with all Law in all material respects that were or are necessary to the conduct of its business or ownership of the Acquired Assets. Seller has not received any written notification indicating any violation of, and to Seller’s Knowledge, there is no violation of, or non-compliance with, any Law applicable to the Acquired Assets, the Projects or the transactions contemplated hereby.

6.11         Tax Matters. Seller has paid all federal, state, and local taxes with respect to the Acquired Assets, Seller’s ownership or operation of the Acquired Assets. All returns and reports with respect to such taxes that as of the date of this Agreement are required to be filed have been duly and timely filed or an appropriate extension thereof has been obtained. There are no liens for Taxes on the Acquired Assets, other than for Taxes not yet due and payable as of the Project Transfer Date. To Seller’s Knowledge, there are no pending or threatened proceedings with respect to Taxes relating to Seller or the Acquired Assets. There are no matters under discussion between Seller and any Authority with respect to Taxes relating to Seller or the Acquired Assets, and no extensions of the statute of limitations have either been requested or granted with respect to Taxes relating to Seller or the Acquired Assets.

6.12         No Other Agreements to Sell the Acquired Assets. Seller has no legal or other obligation, absolute or contingent, to or with any other Person to sell or affect a sale of all or any portion of the Acquired Assets or to enter into any agreement or cause the entering into of any agreement with respect to the sale of the Acquired Assets.

6.13         Solar Data. Schedule 6.13 to this Agreement is a true and complete list of the Solar Data in place as of the Effective Date. Seller has delivered to Lenders true and complete copies of all Books and Records containing the Solar Data and any other information listed on Schedule 6.13 in the format identified on said Schedule 6.13. With respect to each item of Solar Data identified on Schedule 6.13 to this Agreement:

6.13.1     Seller possesses all right, title, and interest in and to each item of Solar Data and has the right, title, interest and ability to convey the same to Buyer or an SPE without reservations or restrictions;

6.13.2     the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; and

6.13.3     Seller has not agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the items.

6.14         Permits.

6.14.1     Schedule 6.14 to this Agreement sets forth a true and complete list of the licenses, consents, certificates, approvals, permits and any other authorizations (including the Permits and Permit Applications) by or from any Authority or third party that Seller, to Seller’s Knowledge as of the Effective Date, is, except as expressly noted below, required to obtain in order to construct, own and operate the Project and the same are in each case assignable without any third party notice, consent or approval, except as otherwise provided in this Agreement.

6.14.2     Seller has delivered, or shall deliver at the Project Transfer Date, to Buyer’s Representative a true and complete copy of each Permit listed on Schedule 6.14 to this Agreement and obtained by Seller, if such Permit is required.

6.14.3     With respect to each Permit on Schedule 6.14:

(a)     such Permit is legal, valid, binding and enforceable in accordance with its terms, and in full force and effect;

(b)     no party to such Permit is in non-compliance with the terms and conditions of such Permit, and, to Seller’s Knowledge, no event has occurred which with notice or lapse of time would constitute non-compliance with such terms and conditions; and

(c)     no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to Seller’s Knowledge, is threatened which challenges the legality, validity, or enforceability of such Permit.

6.15         Land Contracts.

6.15.1     The Land Contracts comprise all of the Property necessary or appropriate in connection with the successful acquisition, development, construction, installation, completion, ownership, operation and maintenance of the Project in accordance with all Laws; provided, however, that Buyer acknowledges that some of the Land Contracts are not binding agreements themselves, but merely letters of intent or similar such documents, and binding agreements for the benefit of Seller with respect to the ownership, leasing, use and/or occupancy of all of the Property do not exist as of Closing.

6.15.2     Seller has delivered into the DropBox data room true and complete copies of the Land Contracts and with respect thereto (but excluding the Land Contracts for Project No. 101-3 (which was terminated by the land owner) and for Project No. 101-45 (which expired by its terms)):

(a)     each Land Contract is legal, valid, binding and in full force and effect and in each case is assignable without any third party notice, consent or approval;

(b)     Seller is not and no other party to any Land Contract is in breach or default, and to Seller’s Knowledge, no event has occurred which, with notice or lapse of time and without a cure being completed, would constitute a breach or default or permit termination, or modification thereof, or acceleration thereunder; and

(c)     Seller has not, and to Seller’s Knowledge, no other party to any Land Contract has repudiated any provision thereof.

6.15.3     Schedule 6.15 of this Agreement is a true and complete list of all Land Contracts included in the Acquired Assets. Before Project Transfer Date, Buyer shall have the right to review and if necessary correct the legal descriptions and APN numbers set forth in Schedule 6.15 so that they conform to the property descriptions in the Title Commitments for the Property.

6.16         Development Documents. Schedule 6.16 contains a true and complete list of all written, oral or implied contracts, agreements, leases, powers of attorney, guarantees, sureties, arrangements or other commitments in place as of the Effective Date that are material to the ownership, development or use of the Projects, and other Development Documents comprising the Acquired Assets for each Project.

6.16.1     Seller has delivered into the DropBox data room true and complete copies of the Development Documents and with respect thereto (but excluding any CDF Engineering LLC agreements that are included in the Development Documents):

(a)     each Development Document is legal, valid, binding and in full force and effect and in each case is assignable without any third party notice, consent or approval;

(b)     Seller is not and no other party to any Development Document is in breach or default, and to Seller’s Knowledge, no event has occurred which, with notice or lapse of time and without a cure being completed, would constitute a breach or default or permit termination, or modification thereof, or acceleration thereunder; and

6.16.2     Seller has not, and to Seller’s Knowledge, no other party to any Development Document has repudiated any provision thereof.

6.17         Environmental Provisions.

6.17.1     Other than as set out in any Phase I Environmental Assessment, to Seller’s Knowledge, there has not been a Release of Hazardous Material on or otherwise affecting any Property that: (i) has imposed any reporting obligations on Seller (or other persons) under any Environmental Law; or (ii) has imposed any obligations on Seller (or other persons) under any Environmental Law to investigate, assess, monitor, clean-up, contain, remediate, mitigate, remove, store, transport, dispose and/or treat any contamination or prepare or implement any work plans related thereto, or respond to or prepare for any inquiry, order, hearing or other proceeding by or before any Authority with respect to any contamination.

6.17.2     Seller has not received any written notice of any proceedings, action, or other claim or liability arising under any Environmental Law (including notice of potentially responsible party status under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601 et. seq. or any state counterpart) from any Person or Authority regarding the Property.

6.18         FIT Applications. Seller has submitted and the applicable Utility has accepted a Tier 2 or Tier 3 FIT application for each of the Projects, as applicable.

6.19         No Debarment. Seller and its Affiliates are not subject to debarment or suspended from participation in procurement programs under the Federal Acquisition Regulations or any similar procurement regulations of any other Authority.

6.20         Foreign Corrupt Practices Act. No part of the proceeds from the sale of the Acquired Assets hereunder will be used directly or indirectly for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in material violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

6.21         Schedules; Representations and Warranties. All information contained in the Schedules is true and complete. No representation or warranty of Seller in this Agreement, or any other document delivered pursuant hereto, or any statement, document, certificate or exhibit furnished by Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading.

6.22         Excluded Parties List System. Seller hereby represents and warrants that neither Seller, its Affiliates, nor any employee of Seller or its Affiliates are listed on the Excluded Parties List System of the United States General Services Administration as proposed for debarment, debarred, or suspended.

ARTICLE 7
REPRESENTATIONS AND WARRANTIES OF SPI LENDER

7.1           Organization. SPI Lender is a corporation duly formed, validly existing and in good standing under the Laws of the State of California.

7.2           Authorization. SPI Lender has all requisite power and authority to execute and deliver this Agreement and each other Buyer Document and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other Buyer Documents and the consummation of the transactions contemplated hereby and thereby by SPI Lender has been duly authorized by all necessary action on the part of SPI Lender. Assuming the due authorization, execution and delivery by Seller, Buyer and HPL Lender of this Agreement and the other Buyer Documents to which they are a party, this Agreement constitutes, and the other Buyer Documents when executed and delivered by SPI Lender shall constitute, the legally valid and binding obligations of SPI Lender, enforceable against SPI Lender in accordance with the respective terms thereof, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and equitable principles.

7.3           No Conflict or Violation. Neither the execution, delivery and performance by SPI Lender of this Agreement nor the other Buyer Documents nor the transfer of rights and consummation of the transactions contemplated hereby or thereby (a) violate or conflict with any provision of SPI Lender’s formation documents or any agreement or contract to which SPI Lender is a party; or (b) violate any Laws.

7.4           Consents and Approvals. No consent, approval or authorization of, permit from, declaration, filing or registration with, or notice to, any Authority, any third party payor or any other Person, is required to be made or obtained by SPI Lender in connection with the execution, delivery, performance and validity of this Agreement and the other Buyer Documents and the consummation of the transactions contemplated hereby and thereby.

7.5           Consultants. SPI Lender agrees to compensate its broker, EN-RGY Concepts, for its participation in the transaction, in accordance with a separate agreement.

7.6           Litigation. There are no actions, suits or proceedings pending or, to SPI Lender’s Knowledge, threatened, affecting the consummation of the transactions contemplated hereby, at law or in equity or before or by any Authority or instrumentality or before any arbitrator of any kind.

ARTICLE 8
REPRESENTATIONS AND WARRANTIES OF HPL LENDER

8.1           Organization. HPL Lender is a corporation duly formed, validly existing and in good standing under the Laws of the State of California.

8.2           Authorization. HPL Lender has all requisite power and authority to execute and deliver this Agreement and each other Buyer Document and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other Buyer Documents and the consummation of the transactions contemplated hereby and thereby by HPL Lender has been duly authorized by all necessary action on the part of HPL Lender. Assuming the due authorization, execution and delivery by the other parties to this Agreement and the other Buyer Documents to which such parties are a party, this Agreement constitutes, and the other Buyer Documents when executed and delivered by HPL Lender shall constitute, the legally valid and binding obligations of HPL Lender, enforceable against HPL Lender in accordance with the respective terms thereof, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and equitable principles.

8.3           No Conflict or Violation. Neither the execution, delivery and performance by HPL Lender of this Agreement nor the other Buyer Documents nor the transfer of rights and consummation of the transactions contemplated hereby or thereby (a) violate or conflict with any provision of HPL Lender’s formation documents or any agreement or contract to which HPL Lender is a party; or (b) violate any Laws.

8.4           Consents and Approvals. No consent, approval or authorization of, permit from, declaration, filing or registration with, or notice to, any Authority, any third party payor or any other Person, is required to be made or obtained by HPL Lender in connection with the execution, delivery, performance and validity of this Agreement and the other Buyer Documents and the consummation of the transactions contemplated hereby and thereby.

8.5           Litigation. There are no actions, suits or proceedings pending or, to HPL Lender’s Knowledge, threatened, affecting the consummation of the transactions contemplated hereby, at law or in equity or before or by any Authority or instrumentality or before any arbitrator of any kind.

ARTICLE 9
CERTAIN COVENANTS

Each of the following covenants is made by a signatory to this Agreement, as applicable:

9.1           No Breach of Representations and Warranties by Seller. Seller shall not engage in any practice, take any action, embark on any course of inaction or enter into any transaction or agreement that would violate any provision of this Agreement, any of the other Seller Documents, any of the Development Documents or would cause or result in any of the representations and warranties set forth in Article 6 to be untrue in any material respect or, after giving effect to any such practice, action, course of inaction, transaction or agreement, which could hinder in any material respect the transactions contemplated by this Agreement or the other Seller Documents, as applicable.

9.2           No Breach of Representations and Warranties by Lender. Neither Lender, shall engage in any practice, take any action, embark on any course of inaction or enter into any transaction or agreement that would violate any provision of this Agreement or any of the other Buyer Documents or would cause or result in any of the representations and warranties set forth in Article 7 or Article 8, as applicable, to be untrue in any material respect or, after giving effect to any such practice, action, course of inaction, transaction or agreement, which could hinder in any material respect the transactions contemplated by this Agreement or the other Buyer Documents.

9.3          Consents and Reasonable Efforts. Seller shall use all commercially reasonable efforts to obtain all consents, approvals, transfers, permissions, waivers, orders, reissuances and authorizations of (and make all necessary filings or registrations with) (collectively the “Consents”) all Authorities and other third parties which are required to be obtained or made by them in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, for the acquisition, development, construction, installation and completion of the Projects and to effect the various assignments to Buyer as provided in this Agreement. Buyer, without having to incur third party out of pocket expenses, shall cooperate in good faith with Seller in Seller’s effort to obtain the Consents.

9.4           Buyer Confidential Information.

9.4.1     Seller acknowledges that Buyer Confidential Information (as defined below) is valuable and proprietary and Seller agrees not to, directly or indirectly, use, publish, disseminate, describe or otherwise disclose any Buyer Confidential Information without the prior written consent of Buyer. For purposes of this Agreement, “Buyer Confidential Information” shall mean (i) any and all information provided by Buyer or either Lender to Seller and identified by Buyer or Lender as confidential; and (ii) any and all information provided by Buyer or either Lender to Seller with respect to the Projects or the transactions contemplated hereby. Information shall not be deemed to be Buyer Confidential Information if (a) it has become generally known or available within the industry or the public through no act or omission of Seller; (b) Seller can demonstrate that, prior to disclosure in connection with the transactions contemplated hereby, such information was already in the possession of Seller; (c) it was rightfully received by Seller from a third party who became aware of it through no act or omission of Seller and who is not under an obligation of confidentiality to Buyer or Lender; or (d) Seller can demonstrate it was independently developed by employees or consultants of Seller. Notwithstanding the foregoing, from and after the Closing, Buyer Confidential Information shall include any information that is an Acquired Asset, whether or not of the type referred to in clauses (b), (c) or (d) above.

9.4.2     Seller shall maintain any Buyer Confidential Information which has been or will be disclosed directly or indirectly to Seller by or on behalf of Buyer or their Affiliates in confidence and shall not disclose or cause to be disclosed by them or any third person without Buyer’s prior express written consent; provided, however, that Seller may disclose the Buyer Confidential Information to persons who provide legal, accounting, or other services to Seller in connection with Seller’s evaluation or implementation of the transactions contemplated by this Agreement, provided that such persons have first been provided with a copy of this Agreement and have been informed of the duties required hereby.

9.4.3     Notwithstanding the preceding Section 9.4.1 and Section 9.4.2, Buyer Confidential Information may be disclosed if required by any governmental or regulatory Authority or court or otherwise by Law; provided, however, that: (i) such Buyer Confidential Information is submitted under any and all applicable provisions for confidential treatment; and (ii) if Seller is permitted to do so, Buyer is given written notice of the requirement for disclosure promptly after such disclosure is requested, so that it may take whatever action it deems appropriate, including intervention in any proceeding and seeking a protective order or an injunction, to prohibit such disclosure.

9.4.4     Seller agrees that it will not make any use of any Buyer Confidential Information received pursuant to this Agreement, except in connection with the transactions contemplated by this Agreement, unless specifically authorized to do so in writing by Buyer or either Lender, as applicable, and this Agreement shall not be construed as a license or authorization to Seller to utilize the Buyer Confidential Information, except for such purpose.

9.4.5     Upon Buyer’s request, Seller shall return to Buyer or the appropriate Lender or destroy as promptly as practicable, but in a period not to exceed ten (10) days, (a) all Buyer Confidential Information provided to Seller, including, without limitation, all copies of such Buyer Confidential Information; and (b) all notes or other documents in digital or other format in its possession or in the possession of other persons to whom Buyer Confidential Information was properly provided by Seller. Non-destruction of electronic copies of materials or summaries containing or reflecting Buyer Confidential Information that are automatically generated through data backup and/or archiving systems and which are not readily accessible by Seller’s business personnel shall not be deemed to violate this Agreement, so long as the Buyer Confidential Information contained in or reflected in such electronic backup records is not disclosed or used in violation of the other terms of this Agreement.

9.4.6     Seller acknowledges that a breach of the covenants contained in this Section 9.4 will cause irreparable damage to Buyer and/or Lenders, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, Seller agrees that if Seller breaches any of the covenants contained in this Section 9.4, in addition to any other remedy that may be available at law or in equity, Buyer or the applicable Lender shall be entitled to specific performance and injunctive relief, without posting bond or other security and Seller shall have no right or power to raise the defense of adequate remedy at law.

9.5           Seller Confidential Information.

9.5.1     Buyer and each Lender acknowledge that Seller Confidential Information (as defined below) is valuable and proprietary to Seller and Buyer and each Lender agree not to, directly or indirectly, use, publish, disseminate, describe or otherwise disclose any Seller Confidential Information without the prior written consent of Seller. For purposes of this Agreement, “Seller Confidential Information” shall mean (i) any and all information provided by Seller to Buyer or a Lender and identified by Seller as confidential; and (ii) any and all information provided by Seller to Buyer or a Lender with respect to the Projects or the transactions contemplated hereby. Information shall not be deemed to be Seller Confidential Information if (a) such information is an Acquired Asset under this Agreement; (b) it has become generally known or available within the industry or the public though no act or omission of Buyer or either Lender; (c) Buyer or either Lender can demonstrate that, prior to disclosure in connection with the transactions contemplated hereby, such information was already in the possession of Buyer or a Lender; (d) it was rightfully received by Buyer or a Lender from a third party who became aware of it through no act or omission of Buyer or a Lender and who is not under an obligation of confidentiality to Seller; or (e) Buyer or either Lender can demonstrate it was independently developed by employees or consultants of Buyer or Lender.

9.5.2     Buyer and each Lender shall maintain any Seller Confidential Information which has been or will be disclosed directly or indirectly to Buyer or a Lender by or on behalf of Seller in confidence by it and shall not disclose or cause to be disclosed by Buyer or a Lender or any third person without Seller’s prior express written consent; provided, however, that Buyer may disclose Seller Confidential Information to persons who provide financial analysis, banking, legal, accounting, or other services to Buyer or a Lender in connection with Buyer or either Lender’s evaluation or implementation of the transactions contemplated by this Agreement, provided that such persons have first been provided with a copy of this Agreement and have been informed of the duties required hereby.

9.5.3     Notwithstanding the preceding Section 9.5.1 and Section 9.5.2, Seller Confidential Information may be disclosed if required by any governmental or regulatory Authority or court or otherwise by Law or in connection with any proceeding with the Commission; provided, however, that: (i) such Seller Confidential Information is submitted under any and all applicable provisions for confidential treatment; and (ii) if Buyer or a Lender is permitted to do so, Seller is given written notice of the requirement for disclosure promptly after such disclosure is requested, so that it may take whatever action it deems appropriate, including intervention in any proceeding and seeking a protective order or an injunction, to prohibit such disclosure.

9.5.4     Buyer and each Lender agree that it will not make any use of any Seller Confidential Information received pursuant to this Agreement, except in connection with the transactions contemplated by this Agreement, unless specifically authorized to do so in writing by Seller, and this Agreement shall not be construed as a license or authorization to Buyer or a Lender to utilize Seller Confidential Information, except for such purpose.

9.5.5     Upon Seller’s request, Buyer and each Lender shall return or destroy as promptly as practicable, but in a period not to exceed ten (10) days, (a) all Seller Confidential Information provided to Buyer or a Lender, including, without limitation, all copies of such Seller Confidential Information; and (b) all notes or other documents in digital or other format in its possession or in the possession of other persons to whom Seller Confidential Information was properly provided by Buyer or Lender. Non-destruction of electronic copies of materials or summaries containing or reflecting Seller Confidential Information that are automatically generated through data backup and/or archiving systems and which are not readily accessible by a Buyer’s or a Lender’s business personnel shall not be deemed to violate this Agreement, so long as the Seller Confidential Information contained in or reflected in such electronic backup records is not disclosed or used in violation of the other terms of this Agreement.

9.5.6     Buyer and each Lender acknowledge that a breach of the covenants contained in this Section 9.5 will cause irreparable damage to Seller and Seller’s Affiliates, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, Buyer and each Lender agree that if Buyer or a Lender breach any of the covenants contained in this Section 9.5, in addition to any other remedy that may be available at law or in equity, Seller and its Affiliates shall be entitled to specific performance and injunctive relief, without posting bond or other security.

9.6           Access to Properties, Information and Employees. Seller will afford to Buyer and each Lender and its employees, agents and other representatives full and free access to the Acquired Assets and related records during normal working hours in order for Buyer and Lenders to make such due diligence investigation as it shall determine and to satisfy itself with respect to the conditions precedent contained in Articles 3 and 4 and compliance with the covenants in Article 5. Buyer shall maintain comprehensive general liability insurance coverage for the activities contemplated by this Section 9.6. Buyer shall exercise its right of access to the Acquired Assets at its own risk and shall be responsible for, and shall defend and indemnify Seller against, (i) injury or death to any person or damage to any property caused by any negligent act or omission (including strict liability), or willful misconduct of Buyer, its contractors, agents or employees in the exercise of its access rights; and (ii) liens or other encumbrances arising from Buyer’s activities on the Property under this Section 9.6.

9.7           Confidentiality Regarding this Agreement. The Parties each acknowledge and agree that the terms of this Agreement shall be considered Seller Confidential Information and Buyer Confidential Information.

9.8           Construction of Projects. Subject to the obligations of Seller as provided in the Conditions Precedent, the Project Milestones and as set forth in Section 9.9 below, Buyer shall have the right to construct the Projects, and to control the manner, means and timing of such construction, at its sole cost and expense, and in its sole and absolute discretion. Without limiting the generality of the foregoing, Buyer retains the right to purchase all of the panels, inverters, racking, and balance of system components, and subject to the rights of Environet pursuant to that Right of First Refusal by and between Seller and Environet dated November 2011 with respect to providing certain engineering, procurement and construction services with respect to the Projects located on Oahu, Buyer, retains all rights to select and negotiate the labor and subcontractors related to the installation and construction of the Projects.

9.9           Additional Seller Obligations. Seller shall, at its sole cost and expense, except as set forth in this Agreement, take all commercially reasonable diligent efforts to complete the Seller’s Conditions Precedent with respect to the Projects, and the satisfaction of the Project Milestones and otherwise as required in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, for the acquisition, development, construction, installation and completion of the Project. From and after the Project Transfer Date, all Land Contracts, Interconnection Agreements, Power Purchase Agreements, Conditional Use Permits, Permits, Permit Applications and all other Development Documents evidencing rights, approvals or assets with respect to the Projects shall be entered into and obtained in the name of the SPE owning the respective Project. Notwithstanding the foregoing, from and after the Effective Date, Seller shall have no right, power or authority to enter into, modify, amend or supplement any agreement or other binding obligation with respect to any Project, and any documents or materials comprising any such agreement or binding obligation shall be executed and entered into solely by the SPE owning the respective Project, or with the prior written consent of Buyer. With respect to each Project, Seller shall, at its sole cost and expense, except as set forth in this Agreement, be solely responsible for all costs of such Project until the completion of Project Milestones 1-5 for such Project, as evidenced by the Seller Expense Schedule. In addition to completing the Seller’s Conditions Precedent with respect to the Projects, and the satisfaction of the Project Milestones, Seller shall further be obligated, at its sole cost and expense, except as set forth in this Agreement, to obtain and provide to Buyer the following with respect to the Projects:

9.9.1     Power Purchase Agreements with the FIT Program from the Utilities, with a minimum term of twenty (20) years, and at a minimum purchase price of $0.238 US per kWh for Tier 2 Projects and $0.236 US per kWh for Tier 3 Projects, or other Power Purchase Agreements as reasonably approved by Buyer, properly assigned to Buyer or an SPE with an applicable Consent from the Utility;

9.9.2     All necessary zoning and building applications and resulting permits, including, without limitation, all environmental, land use, building permit, and other approvals, permits, licenses and consents required from any Authority with respect to the construction, operation and maintenance of the Projects;

9.9.3     Interconnection Agreements with transmission studies and interconnection cost upgrades defined, as necessary, for each Project;

9.9.4     All necessary pre-construction approvals by any Authority, completed and commissioned by the Utility and providing the “final” sign-off and approval from the applicable building departments;

9.9.5     All pre-COD management and maintenance of communications and relationships with Authorities, opinion leaders, and Property owners, Utilities, and all other third parties with oversight or influence over the Projects or the Acquired Assets and related project management support; and

9.9.6     All non-construction project management personnel needed to complete the Projects.

9.10         Project Status Reporting and Information. Seller shall weekly conduct a conference call with Buyer and Lenders or provide a written status update report to Buyer and Lenders detailing the status of the Conditions Precedent, Project Milestones, and other requirements of Section 9.9 above, and the projected date that each such requirement will be satisfied for each Project. Seller shall promptly provide to Buyer and Lenders for review, comment and approval copies of all documents, drafts, applications, analyses and other materials which are received or sent by Seller during the process of satisfying the Conditions Precedent, Project Milestones, and other requirements of Section 9.9 above for each Project.

9.11         Project Covenant, Representation and Warranty. Seller hereby covenants and agrees that as of and as a condition to notice of the satisfaction of Project Milestones 1-5 with respect to any Project, the Project shall have all material rights and approvals necessary to construct and operate the Project, subject to the construction of the Project pursuant to the applicable plans and specifications.

9.12         Land Owner Solar Systems. Pursuant to the terms of various Land Contracts, the developer leasing or obtaining easements is obligated to construct photovoltaic solar power systems to be owned by the landowner as consideration for the real property rights granted thereunder. Seller agrees that it shall be Seller’s obligation at Seller’s sole cost and expense to timely construct such photovoltaic solar power systems in compliance with the terms and conditions of such Land Contracts. Seller shall provide monthly written reports to Buyer and the Lenders regarding the status of such projects and shall coordinate any such construction with Buyer so as not to interfere with Buyer’s construction and development of any Projects.

9.13         Party Representatives. Each of Buyer, SPI Lender, HPL Lender and Seller shall appoint a representative as the single responsible point of contact and sole representative for all matters relating to this Agreement. Buyer’s initial representative shall be Ian Craig, SPI Lender’s initial representative shall be Steve Kircher, HPL Lender’s initial representative shall be Ian Craig and Seller’s initial representative shall be Jill Dunphy Noetzelman. The actions of the appointed representative shall be deemed the acts of the appointing party and shall be fully binding on such party. The Parties shall vest their representatives with sufficient powers to enable them to assume the obligations and exercise the rights of each Party, as applicable, under this Agreement; provided that, for the avoidance of doubt, no representative shall have the power or authority to waive any material right or obligation of any Party. Either Party may change its representative by written notice to the other party.

9.14         Delivery Requirements. Seller shall satisfy Project Milestones 1-5 with respect to Projects with an aggregate nameplate capacity of 12 MW DC by July 1, 2014. Notwithstanding any other provision of this Agreement, the failure of Seller to satisfy this requirement shall, at either SPI Lender’s or HPL Lender’s election by notice to Seller, constitute a Seller Event of Default allowing the other parties to exercise all rights and remedies under Section 11.2.2.

9.15         Seller Covenants and Requirements. As of the Effective Date and during the term of this Agreement, Seller shall comply with the covenants and requirements set forth below. Seller’s compliance with each of the requirements below are a condition precedent to SPI Lender’s and HPL Lender’s obligation to make Cash Advance payments pursuant to the terms of this Agreement. Notwithstanding any other provision of this Agreement, the failure of Seller to satisfy this requirement shall, at either SPI Lender’s or HPL Lender’s election by notice to Seller, constitute a Seller Event of Default allowing the other parties to exercise all rights and remedies under Section 11.2.2.

9.15.1     Seller represents, warrants and covenants that Seller’s Operating Agreement entered into as of April 16, 2012 and effective as of February 25, 2011 (“Operating Agreement”) is the true and complete Operating Agreement governing the Seller, and is unmodified and remains in full force and effect.

9.15.2     As of the Effective Date, Patrick Shudak shall have resigned as Manager of Seller, and Jill Dunphy Noetzelman shall be the sole Manager of Seller.

9.15.3     Buyer shall have the right to appoint a representative (“Buyer’s Representative”) to monitor Seller’s compliance with the terms and conditions of this Agreement. The initial Buyer’s Representative shall be Ian Craig. Buyer shall have the right to remove and replace the Buyer’s representative with written notice to Seller. Buyer’s Representative shall have full access and right to review and monitor all accounts, payments, contracts, applications, and other books and records of Seller. Buyer’s Representative shall be provided reasonable advanced notice of and a right to attend or otherwise participate in all meetings with engineers, Utilities, landowners, and others with regard to the Projects and Seller expenditures.

9.15.4     The exercise of the following rights by JP Energy under the Operating Agreement of Seller shall require (a) the prior written notice to each of Seller, SPI Lender and HPL Lender and (b) the prior written consent of not less than two (2) of Seller, SPI Lender and HPL Lender: (i) the issuance of additional Units and admission of additional members (Sections 2.1(c), 7.4 and 7.6 of the Operating Agreement), (ii) the removal and replacement of Managers or appointment of new Managers in the event of a vacancy (Sections 4.6 and 4.7 of the Operating Agreement), (iii) the dissolution of Seller (Section 8.1 of the Operating Agreement), and (iv) any amendment of the Operating Agreement or Articles of Seller (Section 10.4 of the Operating Agreement). Notwithstanding the foregoing, the approval of a party that is in default under the terms of this Agreement shall not be required, provided that at all times the approval by at least one of the Lenders shall be required to take any of the above-listed actions.

9.15.5     The taking of any of the following actions by Seller shall require (a) the prior written notice to each of Seller, SPI Lender and HPL Lender and (b) the prior written consent of not less than two (2) of Seller, SPI Lender and HPL Lender: (i) undertaking any non-Project related obligations, or any Project related obligations in excess of $10,000 individually or $50,000 in the aggregate (it being further acknowledged by Seller that SPI Lender and HPL Lender are not obligated for any expenses in excess of their respective Cash Advance Cap and as set forth on the Seller Expense Schedule), (ii) securing, receiving funds from additional investors, or admitting additional Members of Seller, (iii) making any material change to any Project (provided that Seller shall have no obligation to complete any Project for which the development cost exceeds the budget, unless the budget has been increased to pay for such additional costs as provided for herein), (iv) filing for bankruptcy, creditor protection or dissolution, (v) engaging in any business other than the development of the Projects, or (vi) the appointment of officers of the Company. Notwithstanding the foregoing, the approval of a party that is in default under the terms of this Agreement shall not be required, provided that at all times the approval by at least one of the Lenders shall be required to take any of the above-listed actions.

9.15.6     The payment by Seller of any Seller expenses that are not set forth on the Seller Expense Schedule shall require approval by both SPI Lender and HPL Lender.

ARTICLE 10
ACTIONS AFTER THE EFFECTIVE DATE

10.1         Records. Seller, Buyer and each Lender agree that each will cooperate with and make available to the other Party, during normal business hours after reasonable advance notice, all books and records retained and remaining in existence after the Effective Date and Project Transfer Date that are necessary in connection with any Tax inquiry, claim, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such books and records or other assistance. The Party requesting any such books and records shall bear all of the out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees) reasonably incurred in connection with providing such books and records or other assistance.

10.2          Survival. The representations, warranties, covenants and agreements of the Parties herein shall survive until the completion of all of the Projects and the payment of all sums owed under this Agreement including all exhibits hereto.

10.3         Indemnifications.

10.3.1     By Seller. Subject to the limitation set forth in Section 10.3.5, from and after the Effective Date, Seller shall indemnify, defend, save and hold harmless Buyer, SPI Lender, HPL Lender, its Affiliates, and their respective members, managers, shareholders, employees, Representatives, officers, directors and agents (collectively, the “Buyer Indemnified Parties”) from and against any and all costs, losses, liabilities (including liabilities arising under principles of strict or joint and several liability), damages, lawsuits, deficiencies, claims and documented out-of-pocket expenses (whether or not arising out of third-party claims) including reasonable attorneys’ fees and all documented out-of-pocket amounts paid in investigation, defense or settlement of any of the foregoing (collectively, the “Damages”) incurred in connection with or arising out of or resulting from:

(i)     any breach of any representation, warranty, covenant or agreement made by Seller in this Agreement or any other Seller Document;

(ii)     any other liability, obligation or commitment of any nature (absolute, contingent or otherwise) arising out of the ownership or operation of the Acquired Assets prior to the Transfer Date with respect to each Project (including any liability arising out of Seller’s negligence or intentional act or omission and all obligations to make payments arising under the Land Contracts until such time);

(iii)     any liability or obligations of the grantee under the Land Contracts relating to the period prior to the Transfer Date;

(iv)     any liability, obligation or commitment of any nature arising out of or related to the exercise by Seller of Seller’s obligations with respect to the Project Milestones, Conditions Precedent or pursuant to Section 9.9;

(v)     any liability arising out of Seller’s acts or omissions, including negligence.

10.3.2     By Buyer. Subject to the limitation set forth in Section 10.3.5, from and after the Effective Date, Buyer shall indemnify, save and hold harmless Seller, its Affiliates, and their respective members, managers, shareholders, employees, Representatives, officers, directors and agents (collectively, the “Seller Indemnified Parties”) from and against any and all Damages incurred in connection with or arising out of or resulting from:

(i)     any breach of any representation, warranty, covenant or agreement made by Buyer in this Agreement or any other Buyer Document; or

(ii)     any liability arising out of Buyer’s acts or omissions, including negligence.

10.3.3     Defense of Claims. If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted or threatened to be brought or asserted against an indemnified party in respect of which an indemnity may be sought from an indemnifying party, such indemnified party shall notify the indemnifying party in writing as promptly as practicable (and in any event within ten (10) Business Days after the service of the citation or summons); provided, however, that the failure of the indemnified party to give timely notice hereunder shall relieve the indemnifying party of its indemnification obligations hereunder only if, and only to the extent that, such failure caused the Damages for which the indemnifying party is obligated to be greater than they would have been had the indemnified party given timely notice. The indemnifying party shall have the right to assume the defense of such action or proceeding, including through the retention of counsel reasonably satisfactory to the indemnified party, by notifying the indemnified party within ten (10) Business Days after receipt of the indemnified party’s written notice. The indemnified party shall have the right to participate in the defense of such action or proceeding at its sole cost and expense; provided, however, that the indemnifying party shall be liable to the extent provided under this Article 10 for all reasonable costs and expenses of defending such action or proceeding incurred by the indemnified party, including reasonable fees and disbursements of counsel, if (i) the indemnifying party fails to assume the defense of such action or proceeding in accordance with the preceding sentence; or (ii) the named parties to any such action or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party). The indemnifying party shall not be liable for any settlement of any such action or proceeding affected without its written consent (not to be unreasonably withheld). The indemnified party shall not be required to consent to the settlement of any action or proceeding if such settlement involves anything other than the payment of money by the indemnifying party in full settlement of such action or proceeding.

10.3.4     Further Assurances. Each of the Parties hereto shall use commercially reasonable efforts to take all action and to do all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

10.3.5     Limitation on Indemnification. Notwithstanding any indemnification provision in this Agreement to the contrary, any indemnification obligations of Seller with respect to any Buyer Indemnified Parties provided for in this Agreement and any indemnification obligations of Buyer with respect to any Seller Indemnified Parties provided for in this Agreement shall in all cases be subject to, and shall be limited by, any express limitations of liability and non-recourse provisions set forth in this Agreement.

ARTICLE 11
DEFAULT; TERMINATION; LIMITATIONS ON LIABILITY

11.1         INTENTIONALLY DELETED.

11.2         Post-Closing Default.

11.2.1     Events of Default.

(a)     Seller Default. If (i) Seller fails to comply timely and in all material respects with any of Seller’s covenants, terms, conditions or obligations contained in this Agreement to be completed or complied with following the Effective Date, upon not less than thirty (30) days’ prior written notice by SPI Lender or HPL Lender to Seller, if such breach or failure is not cured within such 30-day period; (ii) any representation or warranty made by Seller in this Agreement, or any other document furnished by Seller in connection with this Agreement, shall prove to have been false or misleading in any material respect when so made or deemed made, (iii) an assignment for the benefit of Seller’s creditors occurs or Seller consents to the appointment of a trustee or receiver or the filing by or against Seller of any petition or proceeding occurs under any bankruptcy or insolvency law, and in the case of a filing against Seller, such petition or proceeding is not dismissed within sixty (60) days of its initial filing or (iv) a default occurs under the SPI Note, HPL Note, Security Agreement (Assets) or Security Agreement (Membership Interests) subject to any applicable notice and cure periods (each a “Seller Event of Default”); provided, however, none of the foregoing events shall be deemed a Seller Event of Default if caused, directly or indirectly, by (A) a Lender Event of Default, or (B) any action or inaction by Buyer that is not caused or consent to by Seller.

(b)     Lender Default. If SPI Lender or HPL Lender fails to comply timely and in all material respects with any of its covenants, terms, conditions or obligations contained in this Agreement to be completed or complied with, upon not less than (i) thirty (30) days’ prior written notice by Seller to both SPI Lender and HPL Lender, or (ii)  three (3) business days prior written notice if the failure relates to SPI Lender’s or HPL Lender’s obligations to make payments to Escrow Holder, or the release of its funds to Seller, if such breach or failure is not cured by the defaulting Lender within such 30-day period, or 3-business day period, as applicable (each a “Lender Event of Default”). Notwithstanding the foregoing, in the event that SPI Lender or HPL Lender shall fail to make any payments then due to Escrow Holder in violation of this Agreement, then the other Lender shall have the right but not the obligation to cure such failure, as provided in Section 2.2.1(b)(iv), and avoid a Lender Event of Default with respect to such defaulting Lender and shall have no less than seven (7) days to do so following receipt of written notice from Seller indicating the event that would otherwise be deemed to be a Lender Event of Default. Notwithstanding the foregoing, neither Lender shall be deemed to have caused a Lender Event of Default as result of the actions of the other Lender and Seller shall have no remedies hereunder against a Lender who is not in violation of any of its obligations under this Agreement. Notwithstanding the foregoing, in the event one Lender makes a Cash Advance payment on behalf of the other Lender as provided in Section 2.2.1(b)(iv), Seller shall not be entitled to call a Lender Event of Default on either Lender.

11.2.2     Rights and Remedies.

(a)           Seller’s Default; SPI Lender and HPL Lender Remedies. In the event of a Seller Event of Default, SPI Lender and HPL Lender shall have the following remedies, as applicable:

(1)     Either Lender shall be entitled to (i) notify the Escrow Agent in writing (with a copy to Seller) to cease making Cash Advances, (ii) instruct the Escrow Agent to return any remaining balance in the Escrow Account to the Lenders, in equal amounts, to which Seller will consent and/or (iii) to terminate this Agreement as provided in Section 11.2.3(b).

(2)     Notwithstanding any other provision of this Agreement, including any limitations set forth in this Section 11.2.2, in the event of a Seller Event of Default, each Lender shall have, among other things, all rights and remedies available to them under the SPI Note, HPL Note, Security Agreement (Assets) and Security Agreement (Membership Interests), and Mortgages.

(b)           Lender Default; Seller’s Remedies. In the event of a Lender Event of Default, Seller as its sole and exclusive remedy shall be entitled to terminate this Agreement with the defaulting Lender(s) and the defaulting Lender(s) shall, upon receipt of written request from Seller and a non-defaulting Lender or Seller alone, if both Lenders have defaulted, promptly and, in any event, within fifteen (15) days of receipt of written notice, take all action reasonably necessary in order to cause a subordination of its security interest(s) in the Projects or the Assets of Seller for purposes of obtaining reasonably necessary funding for the Projects and in an amount up to the remaining unfunded amount(s) of the SPI Advance Cap and the HPL Advance Cap at the time of the Lender Event of Default. Notwithstanding the foregoing, a defaulting Lender shall continue to have the right to recover its outstanding Cash Advance balance under the SPI Note and/or HPL Note~~.~~ Notwithstanding the foregoing, neither Lender shall be deemed to have caused a Lender Event of Default as result of the actions of the other Lender and Seller shall have no remedies hereunder against a non-defaulting Lender.

11.2.3     Termination Events. This Agreement shall terminate:

(a)           by the mutual written consent of Buyer, SPI Lender, HPL Lender and Seller;

(b)           by Buyer or either Lender upon written notice to Seller of such termination, in the event of an uncured Seller Event of Default as provided in Section 11.2.2(a) above;

(c)           by Seller, upon written notice to the applicable defaulting Lender of such termination, in the event of an uncured Lender Event of Default as provided in Section 11.2.2(b) above. Seller may not terminate this Agreement with respect to a Lender that does not have an uncured Lender Event of Default.

(d)           If one Lender, but not the other, terminates this Agreement by written notice to Seller pursuant to Section 11.2.3(b) above, this Agreement shall continue between Seller and the non-terminating Lender.

11.2.4   Effect of Termination.

(a)           In the event of any termination of this Agreement as provided in Section 11.2, this Agreement shall forthwith become wholly void and of no further force and effect, except as set forth in this Agreement, and there shall be no liability on the part of the terminating party. Notwithstanding the foregoing, no such termination shall serve to release any Party from any liability (including any such liability under Section 10.3) with respect to any breach of its duties and obligations hereunder prior to such termination, provided that each of the Parties hereto shall use take all action and to do all things necessary, proper or advisable to consummate and make effective the rights and remedies contemplated by this Agreement.

(b)           Notwithstanding the foregoing, Section 9.4 (Buyer Confidential Information) and Section 9.5 (Seller Confidential Information) shall survive the termination of this Agreement for a period of one year from the date on which such termination occurs.

(c)           EXCEPT WITH RESPECT TO THIRD-PARTY CLAIMS, NO PARTY SHALL BE LIABLE FOR ANY LOST OR PROSPECTIVE PROFITS AND IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ANY OTHER PUNITIVE, EXEMPLARY, CONSEQUENTIAL, INCIDENTAL OR INDIRECT LOSSES OR DAMAGES (IN TORT, CONTRACT OR OTHERWISE) UNDER OR IN RESPECT TO THIS AGREEMENT OR ANY OTHER BUYER DOCUMENT, SELLER DOCUMENT OR EXHIBITS TO THIS AGREEMENT OR FOR ANY FAILURE OF PERFORMANCE RELATED HERETO, HOWSOEVER CAUSED.

ARTICLE 12
DISPUTE RESOLUTION

12.1         Step Negotiations. The Parties shall attempt in good faith to resolve all disputes arising out of or relating to this Agreement or any of the transactions contemplated hereby promptly by negotiation, as set forth herein. A Party may give the other party written notice of any such dispute not resolved in the normal course of business. Executives of the Parties at levels one level above the Project personnel who have previously been involved in the dispute shall meet at a mutually acceptable time and place within ten (10) days after delivery of such notice, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within thirty (30) days from the referral of the dispute to such executives, or if no meeting of such executives has taken place within fifteen (15) days after such referral, a Party may initiate mediation as provided herein. If a Party intends to be accompanied at a meeting by an attorney, the other Party shall be given at least three (3) Business Days’ notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence. Each Party will bear its own costs for this dispute resolution phase.

12.2         Mediation. In the event that any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby is not resolved in accordance with the procedures set forth in Section 12.1, such dispute shall be submitted to a mediator or mediation group that is qualified to mediate this type of dispute. The mediation shall take place at a mutually agreed upon location in metropolitan San Francisco, California, unless otherwise agreed to by the Parties. If the mediation process has not resolved the dispute within thirty (30) days of the submission of the matter to mediation or within such longer period as the Parties may agree to, the dispute shall be decided by arbitration as set forth below. Each Party will bear its own costs for this dispute resolution phase.

12.3         Binding Arbitration. All claims, disputes and other matters in question not resolved by mediation between the Parties to the Agreement arising out of or relating to this Agreement or any of the transactions contemplated hereby shall be decided by binding arbitration by the American Arbitration Association or by a mutually agreed upon arbitrator. The arbitration shall take place in San Francisco, California and shall be conducted in accordance with the American Arbitration Association Commercial Industry Arbitration Rules then obtaining or a mutually agreed upon set of arbitration rules. This agreement to arbitrate and any other agreement or consent to arbitrate entered into in accordance herewith will be specifically enforceable under the prevailing arbitration law of any court having jurisdiction. Notice of demand for arbitration must be filed in writing with the other Party to the Agreement and with the AAA or other mutually agreed to arbitrator. The demand must be made within a reasonable time after the dispute has arisen. In no event may the demand for arbitration be made if the institution of legal or equitable proceedings based on such dispute is barred by the applicable statute of limitations. If the total dispute, exclusive of interest and arbitration costs, does not equal or exceed one million dollars, the arbitration shall be heard by one neutral arbitrator. If the total dispute equals or exceeds one million dollars, then the arbitration shall be heard by three neutral arbitrators. Any arbitration may be consolidated with any other arbitration proceedings. Either Party may join any other interested parties. The award of the arbitrator(s) shall be binding and specifically enforceable in a court of competent jurisdiction. Each Party will bear its own costs for this dispute resolution phase.

ARTICLE 13
MISCELLANEOUS

13.1         INTENTIONALLY DELETED.

13.2         Assignment. No Party may assign any of its rights or obligations under this Agreement without the prior written consent of the other Party. Notwithstanding anything to the contrary, each of SPI Lender, HPL Lender, and Buyer shall have the right to sell, assign and transfer its rights and obligations under this Agreement or with regard to any Project with prior written notice to, but without the consent of, the other parties to this Agreement.

13.3     Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement, including, without limitation, all documents delivered pursuant to this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express or UPS); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

If to Seller:                             Jill Dunphy Noetzelman

Managing Member

Solar Hub Utilities LLC

213 Kaʻalawai Place

Honolulu, HI 96816

Facsimile: (808) 356-0116

Telephone: (808) 753-7342

Email: jdunphy@sehsolar.com

with copies to:                              Kobayashi Sugita & Goda

999 Bishop Street, Suite 2600

Honolulu, HI 96813

Attention: Joseph A. Stewart

Facsimile: (808) 535-5799

Telephone: (808) 535-5700

Email: jas@ksglaw.com

If to SPI Lender:                   Solar Power, Inc.

2240 Douglas Blvd., Suite 200

Roseville, CA 95661

Attention: Stephen Kircher

Facsimile: (916) 770-8194

Telephone: (916) 770-8100

Email: skircher@spisolar.com

with copies to:                              Solar Power, Inc.

201 California Street, Suite 1250

San Francisco, CA 94111

Attention: Jim Pekarsky

Facsimile: (916) 770-8199

Telephone: (800) 548-8767

Email: JPekarsky@spisolar.com

and with copies to:                      Weintraub Tobin

400 Capitol Mall, Suite 1100

Sacramento, CA 95814

Attention: David C. Adams and Shawn Kent

Facsimile: (916) 446-1611

Telephone: (916) 558-6000

Email: dadams@weintraub.com

skent@weintraub.com

If to HPL Lender:                  Hawaiian Power, LLC

401 Watt Avenue, Suite 2

Sacramento, CA 95864

Attention: Ian Craig

Facsimile: (916) 441-3583

Telephone: (916) 487-3434

Email: IanC@jts.bz

and with copies to:                      Locke Lord LLP

500 Capitol Mall, Suite 1800

Sacramento, CA 96814

Attention: Eric J. Stiff

Facsimile: (916) 930-2501

Telephone: (916) 930-2500

Email: estiff@lockelord.com

If to Buyer:                            Calwaii Power Holdings, LLC

401 Watt Avenue, Suite 2

Sacramento, CA 95864

Attention: Ian Craig

Facsimile: (916) 441-3583

Telephone: (916) 487-3434

Email: IanC@jts.bz

or to such other place and with such other copies as a Party may designate as to itself by written notice to the other Party.

13.4         Choice of Law; Consent to Jurisdiction; Service of Process.

13.4.1     This Agreement shall be construed, interpreted and the rights of the Parties determined in accordance with the Laws of the State of California without reference to its choice of law provisions.

13.4.2     Subject to Article 12, the Parties hereto hereby irrevocably submit to the jurisdiction of the federal or state courts of California for any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby. Each Party hereby irrevocably waives, to the fullest extent permitted by applicable Law, any objection which it may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum.

13.4.3     Each of the Parties hereto hereby consents to process being served by the other Party to this Agreement in any arbitration, action or proceeding of the nature specified in Article 12 or Section 13.4.2 by mailing of a copy thereof in accordance with the provisions of Section 13.3 hereof.

13.5         Entire Agreement. This Agreement and all exhibits and schedules hereto and any other written agreements entered into in connection herewith shall constitute the entire understanding of the Parties as to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings, negotiations, and discussions of the parties, whether oral or written, and there are no warranties, representations, or other agreements between the parties or on which any of the parties have relied in connection with the subject matter hereof, except as specifically set forth in this Agreement.

13.6         Amendments and Waivers. No amendment, supplement, modification, waiver, or termination of this Agreement shall be binding, unless executed in writing by each of Seller, Buyer, SPI Lender and HPL Lender. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver, unless otherwise expressly provided.

13.7         Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute a single document. Signatures transmitted by facsimile shall be binding; provided, however, that any person transmitting his or her signature by facsimile shall promptly send an original signature to the other parties in accordance with Section 13.3. If a facsimile signature is used for purposes of executing this Agreement, then the party executing by facsimile shall also promptly send an original signature to Escrow Holder.

13.8         Expenses. Except as otherwise specified herein, each Party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

13.9        Attorneys’ Fees and Expenses. In the event any of the parties shall commence legal proceedings for the purpose of enforcing any provision or condition hereof, or by reason of any breach arising under the provisions hereof, then the successful party in such proceeding shall be entitled to court costs and reasonable attorneys’ fees to be determined by the Court or referee. Without limiting the generality of the foregoing, the prevailing party shall be entitled to recover its attorneys’ fees and other legal expenses incurred in connection with a bankruptcy or other insolvency-related proceeding of the other party (and including such fees and expenses incurred in efforts, whether successful or not, to obtain adequate protection, annulment, modification or termination of the automatic stay).

13.10       Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein (other than a requirement to make payments hereunder), shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by Law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

13.11       Legal Representation of the Parties. The parties negotiated this Agreement with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

13.12       Titles. The titles, captions or headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

13.13       Burden and Benefit. This Agreement shall be binding upon and shall inure to the benefit of, the Parties hereto and their respective successors and permitted assigns. The Buyer Indemnified Parties and Seller Indemnified Parties shall be third party beneficiaries of this Agreement and shall be entitled to indemnification, with full rights of enforcement as though each such person was a signatory to this Agreement. Except as provided in this Section, there shall be no third party beneficiaries of this Agreement.

13.14       Cumulative Remedies. Except as otherwise provided in this Agreement to the contrary, all rights and remedies of either Party hereto are cumulative of each other and of every other right or remedy such Party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

13.15       No Partnership or Joint Venture. The Parties hereto do not intend to create a partnership or joint venture by virtue of this Agreement. No Party shall owe any fiduciary duty to any other Party by virtue of this Agreement or any other Seller Document or Buyer Document or otherwise.

13.16       No Merger. This Agreement is a fully integrated complete agreement and is not merged with or extinguished by any other agreement.

13.17       Public Announcements. No Party may issue any public announcement or other statement with respect to this Agreement or the transactions contemplated hereby, without the prior consent, which shall not be unreasonably withheld or delayed, of the other Parties, unless required by applicable Law, order of a court of competent jurisdiction; provided, however, that any Party or its Affiliates may make any public disclosure it believes in good faith and upon advice of counsel is required by applicable Law or stock market rule without the consent of (but with notice to) the other Party.

13.18       Waiver of Defaults. Buyer, SPI Lender, HPL Lender and Seller hereby waive any defaults (known or unknown, asserted or unasserted) under the Amended and Restated Agreement, the SPI Note, HPL Note or the Security Agreement existing as of the Effective Date.

13.19       Force Majeure. If Seller experiences a Force Majeure Event, the performance of Seller shall be excused for the period of the Force Majeure Event and the period for the performance shall also be extended for the period equal to the period of the Force Majeure Event. “Force Majeure Event” means, any act or event that delays or prevents a Party from performing all or a portion of its obligations under this Agreement or from complying with all or a portion of the conditions under this Agreement if such act or event, despite the exercise of reasonable efforts by such Party, cannot be avoided by, and is beyond the reasonable control of, the Party relying thereon as justification for such delay, nonperformance, or noncompliance. Without limiting the generality of the foregoing, so long as the following events satisfy the requirements set forth herein, a Force Majeure Event may include: strikes, lockouts, labor troubles, the inability to procure materials, power failure, restrictive governmental laws or regulations, riots, insurrection, and war.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

SPI LENDER:	SELLER:
SOLAR POWER, INC., a California corporation By: /s/ James R. Pekarsky Name:James R. Pekarsky Title:Chief Financial Officer	SOLAR HUB UTILTIIES LLC, a Hawaiian limited liability company By:/s/ Jill Dunphy Noetzelman Jill Dunphy Noetzelman, Sole Manager

HPL LENDER:	BUYER:
HAWAIIAN POWER, LLC, a California limited liability company By:/s/ Timothy Weir Name:Timothy Weir Title:Manager, SC Investments II, LLC, its General Partner

CALWAII POWER HOLDINGS, LLC,
a Delaware limited liability company

By: /s/ Jill Dunphy Noetzelman

Name:Jill Dunphy Noetzelman

Title:Manager

By:/s/ Stephen C. Kircher

Name:Stephen C. Kircher

Title:Manager

By:/s/ Ian W. Craig

Name:Ian W. Craig

Title:Manager

OHANA:	JP ENERGY:
OHANA SOLAR POWER, LLC, A Hawaiian limited liability company By: /s/ Jill Dunphy Noetzelman Name: Jill Dunphy Noetzelman Title: Manager	JP ENERGY PARTNERS, LP, an Arizona limited partnership By:JPS MANAGEMENT SERVICES LLC, an Arizona limited liability company, its General Partner By:/s/ Patrick Shudak Patrick Shudak, Manager

[SIGNATURE PAGE TO SOLAR DEVELOPMENT AGREEMENT]

SCHEDULE 5.3

LIST OF ADDITIONAL PROJECTS

SOLAR HUB UTILITIES					HECO-OAHU
SCHEDULE 5.3
Reserve Queue
APP NO.	SIZE kW AC	PROJECT NAME	TMK	INSTALL ADDRESS	CITY	ZIP CODE
101-108	500	KAALA LAND	6-5-001-010	65-670 A Kaukonahua Rd	Wahiawa	96786
101-111	500	Kipapa	9-4-005-052	94-500 Kam Highway	Mililani	96789
101-112	500	Peterson Lot 1	9-4-005-010	94-500 C Kam Highway	Mililani	96789
101-113	500	California Av Lot 1	7-5-011-001	1818 California Avenue	Wahiawa	96786
101-114	500	Chen Farms	8-5-004-019	85-1490 Waianae Valley Rd	Waianae	96792
101-115	500	Costa	8-6-005-008	86-344 A Kuwale Road	Waianae	96792
101-117	150	Kaulukanu	4-1-027-027	41-831 Kaulukanu St	Waimanalo	96795
101-118	150	Hihimanu	4-1-026-011	41-350 Hihimanu St	Waimanalo	96795
101-119	500	Tsue	6-2-004-035	62-400 Joseph P Leong Hwy	Haleiwa	96712
101-120	250	Amara	6-6-004-002	6640 A Amara Road	Haleiwa	96712
101-121	500	Kawiwi 1	8-5-034-014	87-1038 Kawiwi Way	Waianae	96792
22-2	1500	Waianae Valley	8-5-004-031	85-1330 G Waianae Valley Road	Waianae	96792
22-3	999	Kuwale Road	8-6-007-002	86-335 Kuwale Road	Waianae	96792

SOLAR HUB UTILITIES					HELCO-KONA
SCHEDULE 5.3
Reserve Queue
APP NO.	SIZE kW AC	PROJECT NAME	TMK	INSTALL ADDRESS	CITY	ZIP CODE
50-38	250	AWA	8-9-013-076	0000 Hawaii Belt Road	Captain Cook	96704
50-39	250	Duarte	8-8-017-001	0000 Papa Bay Drive	Captain Cook	96704

SCHEDULE 6.4

TITLE EXCEPTIONS TO ACQUIRED ASSETS

SOLAR HUB UTILITIES
SCHEDULE 6.4
Title Exceptions to Acquired Assets
ITEM	PROJECT NAME	TMK	ADDRESS
SPI Security Agreement	ALL
Accommodation Mortgage	KONA 1	9-2-190-061	92-978 MAIKAI BLVD. OCEAN VIEW, HI 96704
Accommodation Mortgage	KONA 2	9-2-191-047	92-918 MAIKAI BLVD. OCEAN VIEW, HI 96704
Accommodation Mortgage	KONA 4	9-2-188-020	92-8621 LANIKAI DRIVE OCEAN VIEW, HI 96737
Accommodation Mortgage	KONA 5	9-2-191-034	92-885 ALII BLVD. OCEAN VIEW, HI 96704
Accommodation Mortgage	KONA 7	9-2-193-049	92-905 KONA KAI BLVD. OCEAN VIEW, HI 96704
Accommodation Mortgage	KONA 12	9-2-185-051	92-8647 MAILE DRIVE OCEAN VIEW, HI 96704
Accommodation Mortgage	KONA 14	9-2-185-071	92-8688 MACADAMIA DR. OCEAN VIEW, HI 96704
Accommodation Mortgage	KONA 16	9-2-189-060	92-1274 MAIKAI BLVD. OCEAN VIEW, HI 96704
Accommodation Mortgage	KONA 17	9-2-185-037	92-1229 ALII BLVD. OCEAN VIEW, HI 96704
Accommodation Mortgage	KONA 18	9-2-190-059	92-998 MAIKAI BLVD. OCEAN VIEW, HI 96704
Liens and Encumbrances of Record	ALL

SCHEDULE 6.6

EXCEPTIONS TO NO VIOLATIONS OR CONFLICTS REPRESENTATION

SOLAR HUB UTILITIES
SCHEDULE 6.6
Exceptions to No Violations or Conflicts
ITEM
Security Interest of Solar Power Inc. pursuant to the Solar Development Agreement to which this Schedule is attached.
Security Interest of Hawaiian Power LLC pursuant to the Solar Development Agreement to which this Schedule is attached.

SCHEDULE 6.9

EXCEPTIONS TO NO LITIGATION REPRESENTATION

SOLAR HUB UTILITIES
SCHEDULE 6.9
Exceptions to No Litigation
ITEM	DATED	CASE NO.	VENUE
Smith Wong Lawsuit	1/22/2013	Civil No. 13-1-0180-01	Oahu (First Circuit), State of Hawaii
CDF Engineering Lawsuit	2/14/2013	Civil No. 13-1-0186(2)	Maui (Second Circuit), State of Hawaii

 SCHEDULE 6.13

SOLAR DATA

SOLAR HUB UTILITIES
SCHEDULE 6.13
Solar Data
ITEM

Solar Reports, which include PV Watts Calculations for each Project, are located in DropBox. Each PV Watts Calculation is contained within the body of the "Presentation Folder" PDF Document for each Project.

SCHEDULE 6.14

LIST OF PERMITS AND PERMIT APPLICATIONS

SOLAR HUB UTILITIES					HECO-OAHU
SCHEDULE 6.14
Permits and Permit Applications
APP NO.	SIZE kW AC	PROJECT NAME	TMK	INSTALL ADDRESS	CITY	ZIP CODE	IBP APP NO.	BUILDING PERMIT APP NO.	BUILDING PERMIT NO.	PERMIT ISSUED
101- 1	500	HARC CARPORT	9-2-001-011	94-340 Kunia Rd	Waipahu	96797	2011/IBP09236	BPA A2011-10-0074	TBD	TBD
101-2	500	KVTHC LOT 7	9-2-005-023	92-1700 Kunia Rd	Wahiawa	96786	2011/IBP09241	BPA A2011-10-0087	TBD	TBD
101-3	500	THURSTON 1	6-2-002-003	0 Kamehameha Hwy	Haleiwa	96712	2011/IBP09320	BPA A2011-10-0422	TBD	TBD
101-4	500	GINELLA 1 - Kawailoa	6-1-005-020	62-194 Kawailoa Rd	Haleiwa	96712	2011/IBP09445	BPA A2011-10-0172	TBD	TBD
101-9	500	TROPIC LAND 010	8-7-010-010	87-1233 Hakimo Rd	Waianae	96792	2011/IBP09558	BPA A2011-10-0186	TBD	TBD
101-13	198	WONG - Punaluu	5-3-009-093	0000 Puhuli St	Hauula	96717	2011/IBP09439	BPA A2011-10-0429	TBD	TBD
101-14	500	TROPIC LAND 006	8-7-010-006	87-1239 Hakimo Rd	Waianae	96792	2011/IBP11814	BPA A2011-12-0216	TBD	TBD
101-18	250	965 Kamilonui	3-9-019-015	965 Kamilonui Place	Honolulu	96825	2011/IBP09433	BPA A2011-12-1223	TBD	TBD
101-19	500	PLATEAU LOOKOUT	5-8-002-004	58-378 Kam Highway	Haleiwa	96712	2011/IBP11810	BPA A2011-11-1895	TBD	TBD
101-28	500	KAUKONAHUA RIDGE	6-5-001-043	0000 Kaukonahua Rd	Waialua	96791	2011/IBP12072	BPA A2011-12-1137	TBD	TBD
101-31	500	KULAAUPUNI	8-7-003-008	87-204 Kulaaupuni St	Waianae	96792	2011/IBP12216	BPA A2011-12-1029	TBD	TBD
101-33	500	KAALA VIEW	6-5-001-033	0000 Kaukonahua Rd	Waialua	96791	2011/IBP13143	BPA A2011-12-1310	TBD	TBD
101-45	260	OLOMANA GOLF LINKS	4-1-013-010	41 -1801 Kalanianaole Hwy	Waimanalo	96795	2011/IBP15407	BPA A2011-12-1300	TBD	TBD

SOLAR HUB UTILITIES					MECO-MAUI
SCHEDULE 6.14
Permits and Permit Applications
APP NO.	Size kW AC	PROJECT NAME	TMK	INSTALL ADDRESS	CITY	ZIP CODE	BUILDING PERMIT APP NO.	BUILDING PERMIT NO.	PERMIT ISSUED
61-2	250	MLP 5	4-3-004:024	0 Hui A Road	Lahaina	96761	B T20111305	B2012-0828	YES
61-3	250	MLP 6	4-3-004:025	0 Hui A Road	Lahaina	96761	B T20111307	B2012-0808	YES
61-5	250	MLP 10	4-4-002:019	0 Honokowai	Lahaina	96761	B T20111319	SUP Approved	TBD
61-6	250	MLP 14	4-4-002:016	0 Honokowai	Lahaina	96761	B T20111356	B2012-0809	YES
61-12	226	MLP 15	4-2-001:042	0 Honoapiilani Hwy	Lahaina	96761	E 20113007 (ELECTRICAL PERMIT)	E2011-3007 (Electrical Permit)	YES
17-1	1000	MLP 1	4-4-004:008	0 Honolua	Lahaina	96761	B T20111309	BT20111310	Extended
17-2	750	MLP 7	4-2-001:043	0 Honolua	Lahaina	96761	B T20111303	BT20111303	Extended

SOLAR HUB UTILITIES					HELCO-BIG ISLAND (KONA)
SCHEDULE 6.14
Permits and Permit Applications
APP NO.	SIZE kW AC	PROJECT NAME	TMK	INSTALL ADDRESS	CITY	ZIP CODE	TMK	BUILDING PERMIT NO.	PERMIT ISSUED
50-18	250	Kona 1	9-2-190-061	Maikai Blvd	Ocean View	96704	9-2-190-061	B2012-0138K	2/13/2012
50-19	250	Kona 2	9-2-191-047	Maikai Blvd	Ocean View	96704	9-2-191-047	B2012-0128K	2/10/2012
50-20	250	Kona 3	9-2-187-018	Kahili Blvd	Ocean View	96704	9-2-187-018	B2012-0154K	2/15/2012
50-21	250	Kona 4	9-2-188-020	Lanikai Drive	Ocean View	96704	9-2-188-020	B2012-0386K	4/18/2012
50-22	250	Kona 5	9-2-191-034	Alii Blvd	Ocean View	96704	9-2-191-034	B2012-0150K	2/15/2012
50-23	250	Kona 6	9-2-186-038	Kahili Blvd	Ocean View	96704	9-2-186-038	B2012-0152K	2/15/2012
50-24	250	Kona 7	9-2-193-049	Kona Kai Blvd	Ocean View	96704	9-2-193-049	B2012-0153K	2/15/2012
50-25	250	Kona 8	9-2-192-024	Alii Blvd	Ocean View	96704	9-2-192-024	B2012-0137K	2/13/2012
50-26	250	Kona 9	9-2-189-096	Maile Drive	Ocean View	96704	9-2-189-096	B2012-0136K	2/13/2012
50-27	250	Kona 10	9-2-187-034	Kahili Blvd	Ocean View	96704	9-2-187-034	B2012-0149K	2/15/2012
50-28	250	Kona 11	9-2-185-084	Prince Kuhio Blvd	Ocean View	96704	9-2-185-084	B2012-0161K	2/16/2012
50-29	250	Kona 12	9-2-185-051	Maile Drive	Ocean View	96704	9-2-185-051	B2012-0162K	2/16/2012
50-30	250	Kona 13	9-2-189-047	Maile Drive	Ocean View	96704	9-2-189-047	B2012-0134K	2/13/2012
50-31	250	Kona 14	9-2-185-071	Macadamia Dr	Ocean View	96704	9-2-185-071	B2012-0388K	4/18/2012
50-32	250	Kona 15	9-2-192-012	Alii Blvd	Ocean View	96704	9-2-192-012	B2012-0135K	2/13/2012
50-33	250	Kona 16	9-2-189-060	Maikai Blvd	Ocean View	96704	9-2-189-060	B2012-0151K	2/15/2012
50-34	250	Kona 17	9-2-185-037	Kahili	Ocean View	96704	9-2-185-037	B2012-0387K	4/18/2012
50-35	250	Kona 18	9-2-190-059	Maikai Blvd	Ocean View	96704	9-2-190-059	B2012-0126K	2/10/2012
50-36	250	Kona 19	9-2-190-010	Alii	Ocean View	96704	9-2-190-010	B2012-0125K	2/10/2012
50-37	250	Kona 20	9-2-191-048	Poha Drive	Ocean View	96704	9-2-191-048	B2012-0124K	2/10/2012

SCHEDULE 6.15

LAND CONTRACTS

SOLAR HUB UTILITIES					HECO-OAHU
SCHEDULE 6.15
Land Contracts to be assigned by Seller at Transfer Date
APP NO.	Size kW AC	PROJECT NAME	TMK	INSTALL ADDRESS	CITY	ZIP CODE	LOI ORIGINAL DROPBOX	LOI EXTENSION #1 DEADLINE DROPBOX	LOI EXTENSION #2 DEADLINE DROPBOX	LOI EXTENSION #3 DEADLINE DROPBOX	LOI EXTENSION #4 DEADLINE DROPBOX	LOI EXTENSION #5 DEADLINE DROPBOX	LOI EASEMENT (KAMILONUI ONLY) DEADLINE	DEED RECORDED	LEASE EXECUTED
101-1	500	HARC CARPORT	9-2-001-011	94-340 Kunia Rd	Waipahu	96797	7/22/2011	2/20/2012	5/31/2012	9/30/2012	1/31/2013	NTP	N/A
101-2	500	KVTHC LOT 7	9-2-005-023	92-1700 Kunia Rd	Wahiawa	96786	7/22/2011	2/29/2012	5/31/2012	9/30/2012	1/31/2013	NTP
101-3	500	THURSTON 1	6-2-002-003	0000 Kamehameha Hwy	Haleiwa	96712	8/1/2011	2/20/2012	5/31/2012	9/30/2012					12/3/2011
101-4	500	GINELLA 1 - Kawailoa	6-1-005-020	62-194 Kawailoa Rd	Haleiwa	96712	8/22/2011	2/20/2012	5/31/2012	9/30/2012				12/3/2012	12/3/2012
101-9	500	TROPIC LAND 8-7-010-010	8-7-010-010	87-1233 Hakimo Rd	Waianae	96792	LEASE	LEASE	LEASE	LEASE					3/16/2012
101-13	198	WONG - Punaluu	5-3-009-093	0000 Puhuli St	Hauula	96717	10/24/2011	3/30/2012	7/31/2012	10/31/2012	NTP
101-14	500	TROPIC LAND G 8-7-010-006	8-7-010-006	87-1239 Hakimo Rd	Waianae	96792	10/17/2011	2/20/2012	5/31/2012	9/30/2012	1/31/2013	NTP
101-18	250	965 Kamilonui	3-9-019-015	965 Kamilonui Place	Honolulu	96825	9/20/2011	2/20/2012	5/31/2012	N/A			7/31/2012
101-19	500	PLATEAU LOOKOUT	5-8-002-004	58-378 Kam Highway	Haleiwa	96712	9/17/2011	2/29/2012	5/31/2012	9/30/2012	1/31/2013	NTP	N/A
101-28	500	KAUKONAHUA RIDGE	6-5-001-043	0000 Kaukonahua Rd	Waialua	96791	10/10/2011	3/30/2012	7/31/2012	10/31/2012	NTP
101-31	500	KULAAUPUNI	8-7-003-008	87-204 Kulaaupuni St	Waianae	96792	9/28/2011	3/30/2012	7/31/2012	10/31/2012	NTP
101-33	500	KAALA VIEW	6-5-001-033	0000 Kaukonahua Rd	Waialua	96791	10/4/2011	3/30/2012	7/31/2012	10/31/2012	NTP
101-45	260	OLOMANA GOLF LINKS	4-1-013-010	41 -1801 Kalanianaole Hwy	Waimanalo	96795	9/13/2011	3/30/2012	7/31/2012

SOLAR HUB UTILITIES					MECO-MAUI
SCHEDULE 6.15
Land Contracts to be assigned by Seller at Transfer Date
APP NO.	Size kW AC	PROJECT NAME	TMK	INSTALL ADDRESS	CITY	ZIP CODE	LOI ORIGINAL DROPBOX	LOI EXTENSION #1 DEADLINE DROPBOX	LOI EXTENSION #2 DEADLINE DROPBOX	LEASE EXECUTED DROPBOX
61-2	250	MLP 5	4-3-004:024	0 Hui A Road	Lahaina	96761	12/2/2011	2/29/2012	5/31/2012	11/19/2012
61-3	250	MLP 6	4-3-004:025	0 Hui A Road	Lahaina	96761	12/2/2011	2/29/2012	5/31/2012	11/19/2012
61-5	250	MLP 10	4-4-002:019	0 Honokowai	Lahaina	96761	12/2/2011	2/29/2012	5/31/2012	11/19/2012
61-6	250	MLP 14	4-4-002:016	0 Honokowai	Lahaina	96761	12/2/2011	2/29/2012	5/31/2012	11/19/2012
61-12	226	MLP 15	4-2-001:042	0 Honoapiilani Hwy	Lahaina	96761	12/2/2011	2/29/2012	5/31/2012	11/19/2012
17-1	1000	MLP 1	4-4-004:008	0 Honolua	Lahaina	96761	12/27/2011	3/27/2012	5/31/2012	In Progress
17-2	750	MLP 7	4-2-001:043	0 Honolua	Lahaina	96761	12/27/2011	3/27/2012	5/31/2012	In Progress

SOLAR HUB UTILITIES					HELCO-BIG ISLAND (KONA)
SCHEDULE 6.15
Land Contracts to be assigned by Seller at Transfer Date
APP NO.	SIZE kW AC	PROJECT NAME	TMK	INSTALL ADDRESS	CITY	ZIP CODE	TMK	LOI ORIGINAL DROPBOX	LOI EXTENSION #1 DEADLINE DROPBOX	LOI EXTENSION #2 DEADLINE DROPBOX	LOI EXTENSION #3 DEADLINE DROPBOX	DEED RECORDED OHANA SOLAR	LEASE EXECUTED
50-18	250	Kona 1	9-2-190-061	Maikai Blvd	Ocean View	96704	9-2-190-061	3/6/2012	5/31/2012	9/30/2012	NTP	9/10/2012
50-19	250	Kona 2	9-2-191-047	Maikai Blvd	Ocean View	96704	9-2-191-047	3/6/2012	5/31/2012	9/30/2012	NTP	11/23/2012
50-20	250	Kona 3	9-2-187-018	Kahili Blvd	Ocean View	96704	9-2-187-018	3/6/2012	5/31/2012	9/30/2012	NTP
50-21	250	Kona 4	9-2-188-020	Lanikai Drive	Ocean View	96704	9-2-188-020	3/6/2012	5/31/2012	9/30/2012	NTP	12/12/2012
50-22	250	Kona 5	9-2-191-034	Alii Blvd	Ocean View	96704	9-2-191-034	3/6/2012	5/31/2012	9/30/2012	NTP	12/31/2012
50-23	250	Kona 6	9-2-186-038	Kahili Blvd	Ocean View	96704	9-2-186-038	3/6/2012	5/31/2012	9/30/2012	NTP
50-24	250	Kona 7	9-2-193-049	Kona Kai Blvd	Ocean View	96704	9-2-193-049	3/6/2012	5/31/2012	9/30/2012	NTP	12/14/2012
50-25	250	Kona 8	9-2-192-024	Alii Blvd	Ocean View	96704	9-2-192-024	3/6/2012	5/31/2012	9/30/2012	NTP
50-26	250	Kona 9	9-2-189-096	Maile Drive	Ocean View	96704	9-2-189-096	3/6/2012	5/31/2012	9/30/2012	NTP
50-27	250	Kona 10	9-2-187-034	Kahili Blvd	Ocean View	96704	9-2-187-034	3/6/2012	5/31/2012	9/30/2012	NTP
50-28	250	Kona 11	9-2-185-084	Prince Kuhio Blvd	Ocean View	96704	9-2-185-084	3/6/2012	5/31/2012	9/30/2012	NTP
50-29	250	Kona 12	9-2-185-051	Maile Drive	Ocean View	96704	9-2-185-051	3/6/2012	5/31/2012	9/30/2012	NTP	10/16/2012
50-30	250	Kona 13	9-2-189-047	Maile Drive	Ocean View	96704	9-2-189-047	3/6/2012	5/31/2012	9/30/2012	NTP
50-31	250	Kona 14	9-2-185-071	Macadamia Dr	Ocean View	96704	9-2-185-071	3/6/2012	5/31/2012	9/30/2012	NTP	9/17/2012
50-32	250	Kona 15	9-2-192-012	Alii Blvd	Ocean View	96704	9-2-192-012	3/6/2012	5/31/2012	9/30/2012	NTP
50-33	250	Kona 16	9-2-189-060	Maikai Blvd	Ocean View	96704	9-2-189-060	3/6/2012	5/31/2012	9/30/2012	NTP	9/12/2012
50-34	250	Kona 17	9-2-185-037	Kahili	Ocean View	96704	9-2-185-037	3/6/2012	5/31/2012	9/30/2012	NTP	2/17/2013
50-35	250	Kona 18	9-2-190-059	Maikai Blvd	Ocean View	96704	9-2-190-059	3/6/2012	5/31/2012	9/30/2012	NTP	2/7/2013
50-36	250	Kona 19	9-2-190-010	Alii	Ocean View	96704	9-2-190-010	3/6/2012	5/31/2012	9/30/2012	NTP
50-37	250	Kona 20	9-2-191-048	Poha Drive	Ocean View	96704	9-2-191-048	3/6/2012	5/31/2012	9/30/2012	NTP

SCHEDULE 6.16

DEVELOPMENT DOCUMENTS

Seller/Seller will deliver copies of the Development Documents for the project to be assigned by Seller at the Project Transfer Date. Seller states that all of the assignable documents necessary to complete this transaction are owned by and are the legal property of the Seller.

The Seller will provide DropBox access to the library of Development Documents that are in Seller’s possession (including Seller’s reasonable access) that exist with regard to the Projects, including, but not limited to:

•	All Notices of Completion issued by the governing Utility;
•	Environmental Studies, Reports, and Permits;
•	Project Engineering;
•	Construction bids;
•	Construction Studies, Reports, and Permits (including all CAD drawings);
•	Electrical Studies, Reports, and Permits;
•	Interconnection Studies, Reports, Applications, Permits, and Approvals with the appropriate Utility;
•	Proposed Lease Documents;
•	The Power Purchase Agreement;
•	Storm water management plan and erosion control permits;
•	Hydrology Reports and mitigation measures, if any;
•	Water well documentation and water rights;
•	Dust control Studies, Reports, and Permits;
•	Site development information, drawings, and studies to date;
•	Access Studies, Reports, and Permits;
•	Access road Studies, Reports, and Permits;
•	Temporary & Permanent fencing design;
•	Land Surveys;
•	Electrical Construction Drawings (completed by Seller and paid out of the Purchase Price);
•	Project (homerun) information/design and drawings;
•	Utility connection information/design and drawings;
•	Grounding Grid information/design and drawings;
•	Engineering Reports and Drawings (to be completed by Seller and paid out of the Purchase Price);
•	Geotechnical Investigation information/design and drawings;
•	PV Layout designs, area information/design, and drawings;
•	Entrance permits to public roads;
•	Reports re onsite temporary storage of spoils;
•	Insurance policies;
•	Start-up information/design and drawings;
•	Meter station information/design and drawings;
•	All local governmental approvals including approved Use Permit;
•	Title reports and copies of all exceptions to title;
•	Transmission easements, rights of way, and other rights;
•	Interconnection and related facilities easement and use agreements;
•	All other studies, reports, and drawings to date.

The Seller agrees to take all steps necessary to legally assign the document above as part of the Bill of Sale and General Assignment and Assumption Agreement (collectively, the “Development Documents”) to Buyer as a part of the transfer of the Project on the Project Transfer Date.

[Note: Project specific schedules are set forth in the emails dated June 8, 2012 from Shawn Kent representing Buyer to Robert Bornhoft representing Seller]

EXHIBIT A

PROJECT LIST

HECO - OAHU
SYSTEM	APP NO.	ENGINEER	SIZE kW AC	PROJECT NAME	TMK	INSTALL ADDRESS	CITY	ZIP CODE	INSTALL TYPE
1	101-1	CDF	500	HARC CARPORT	9-2-001-011	94-340 Kunia Rd	Waiapahu	96797	CARPORT
2	101-2	CDF	500	KVTHC LOT	9-2-005-023	92-1700 Kunia Rd	Wahiawa	96786	CARPORT
3	101-3*	CDF	500	THURSTON	6-2-002-003	62 207 G Kawailoa Drive	Haleiwa	96712	GROUND
4	101-4	CDF	500	GINELLA KAWAILOA	6-1-005-020	62194 Kawailoa Road	Haleiwa	96792	GROUND
5	101-9	CDF	500	TROPIC LAND 010	8-7-010-010	87-1233 Hakimo Road	Waianae	96792	GROUND
6	101-13	CDF	198	WONG-PUNALUU	5-3-009-093	53 023 Puhili Street	Hauula	96717	GROUND
7	101-14	CDF	500	TROPIC LAND 006	8-7-010-006	87 1239 Hakimo Road	Waianae	96792	GROUND
8	101-18	CPE	250	965 KAMILONUI	3-9-019-015	965 Kamilonui Place	Honolulu	96825	SHADE
9	101-19	CDF	500	PLATEAU	5-8-002-004	58 378 Kam Highway	Haleiwa	96712	GROUND
10	101-28	CDF	500	KAUKONAHUA	6-5-001-043	65 384 Kaukonahua Road	Waialua	96791	GROUND
11	101-31	CDF	500	KULAAUPUNI	8-7-003-008	87 204 Kulaaupuni Street	Waianae	96792	CARPORT
12	101-33	CDF	500	KAALA VIEW	6-5-001-033	65 660 Kaukonahua Road	Waialua	96791	GROUND
15	101-45*	CDF	260	OLOMANA GOLF LINKS	4-1-013-010	41-1801 Kalanianaole Highway	Waimanalo	96795	GROUND
			5708

MECO - MAUI
SYSTEM	APP NO.	ENGINEER	Size kW AC	PROJECT NAME	TMK	INSTALL ADDRESS	CITY	ZIP CODE	INSTALL TYPE
1	61-2	CDF	250	MLP 5	4-3-004:024	0 Hui A Road	Lahaina	96761	GROUND
2	61-3	CDF	250	MLP 6	4-3-004:025	0 Hui A Road	Lahaina	96761	GROUND
3	61-5	CDF	250	MLP 10	4-4-002:019	0 Honokowai	Lahaina	96761	GROUND
4	61-6	CDF	250	MLP 14	4-4-002:016	0 Honokowai	Lahaina	96761	GROUND
5	61-12	CDF	226	MLP 15	4-2-001:042	0 Honoapiilani Hwy (Warehouse)	Lahaina	96761	ROOF
6	17-1	CDF	1000	MLP 1	4-4-004:008	0 Honolua	Lahaina	96761	GROUND
7	17-2	CDF	750	MLP 7	4-2-001:043	0 Honolua	Lahaina	96761	GROUND
			2976

HELCO - KONA (Big Island)
SYSTEM	APP NO.	ENGINEER	SIZE kW AC	PROJECT NAME	TMK	INSTALL ADDRESS	CITY	ZIP CODE	INSTALL TYPE
1	50-18	CDF	250	KONA 1	9-2-190-061	Maikai Blvd	Ocean View	96704	GROUND
2	50-19	CDF	250	KONA 2	9-2-191-047	Maikai Blvd	Ocean View	96704	GROUND
3	50-20	CDF	250	KONA 3	9-2-187-018	Kahili Blvd	Ocean View	96704	GROUND
4	50-21	CDF	250	KONA 4	9-2-188-020	Lanikai Drive	Ocean View	96704	GROUND
5	50-22	CDF	250	KONA 5	9-2-191-034	Alii Blvd	Ocean View	96704	GROUND
6	50-23	CDF	250	KONA 6	9-2-186-038	Kahili Blvd	Ocean View	96704	GROUND
7	50-24	CDF	250	KONA 7	9-2-193-049	Kona Kai Blvd	Ocean View	96704	GROUND
8	50-25	CDF	250	KONA 8	9-2-192-024	Alii Blvd	Ocean View	96704	GROUND
9	50-26	CDF	250	KONA 9	9-2-189-096	Maile Drive	Ocean View	96704	GROUND
10	50-27	CDF	250	KONA 10	9-2-187-034	Kahili Blvd	Ocean View	96704	GROUND
11	50-28	CDF	250	KONA 11	9-2-185-084	Prince Kuhio Blvd	Ocean View	96704	GROUND
12	50-29	CDF	250	KONA 12	9-2-185-051	Maile Drive	Ocean View	96704	GROUND
13	50-30	CDF	250	KONA 13	9-2-189-047	Maile Drive	Ocean View	96704	GROUND
14	50-31	CDF	250	KONA 14	9-2-815-071	Macadamia Dr	Ocean View	96704	GROUND
15	50-32	CDF	250	KONA 15	9-2-192-012	Alii Blvd	Ocean View	96704	GROUND
16	50-33	CDF	250	KONA 16	9-2-189-060	Maikai Blvd	Ocean View	96704	GROUND
17	50-34	CDF	250	KONA 17	9-2-190-059	Kahili	Ocean View	96704	GROUND
18	50-35	CDF	250	KONA 18	9-2-190-059	Maikai Blvd	Ocean View	96704	GROUND
19	50-36*	CDF	250	Kona 19	9-2-190-010	Alii	Ocean View	96704	GROUND
20	50-37*	CDF	250	Kona 20	9-2-191-048	Poha Drive	Ocean View	96704	GROUND
			4750

EXHIBIT B

BILL OF SALE AND GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS BILL OF SALE AND GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is made as of as of ____________ [__], 2012 (the “Effective Date”) between Solar Hub Utilities LLC, a Hawaiian Limited Liability company (“Assignor”) and [Name of SPE] (“Assignee”).

Reference is made to that certain Solar Development Agreement dated effective as of January ___, 2013 by and between Assignor, Calwaii Power Holdings, LLC, Solar Power, Inc., and Hawaiian Power, LLC (as amended or supplemented from time to time in writing, the “Contribution Agreement”). Capitalized terms which are used but not defined herein shall have the meaning set forth in the Contribution Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor and Assignee do hereby agree as follows:

1.             Transfer and Assignment of Personal Property.

(a)     Pursuant to the terms of the Contribution Agreement, under which this Agreement is delivered, Assignor hereby sells, transfers, assigns, delivers, sets over and conveys to Assignee all of Assignor’s right, title and interest in and to all of the Acquired Assets and Development Documents (each as defined in the Contribution Agreement) and all other and other personal property owned by Assignor now existing or obtained in the future which are pertinent to the development of the Projects identified on Exhibit A attached hereto, including, without limitation, the items listed below:

●	Land Contracts
●	Interconnection Rights and Interconnection Rights Agreements
●	Power Purchase Agreements
●	Conditional Use Permits
●	Ancillary Agreements
●	Books and Records
●	Permits and Permit Applications
●	Project Attributes
●	Reports
●	Solar Data

(b)     The personal property hereby sold, transferred, assigned, delivered, set over and conveyed is being sold on an “as is, where it is” basis.

2.             General Assignment and Assumption.

(a)     Assignor hereby sells, transfers, assigns, delivers, sets over and conveys to Assignee all right, title and interest of Assignor in and to all of the Acquired Assets, including, without limitation, the following:

(i)     to the extent assignable, the rights under all Development Documents, Land Contracts, Interconnection Rights Agreements, Power Purchase Agreements, and Ancillary Agreements, and all FIT applications and reservations in connection with any of the Projects;

(ii)     to the extent they may be transferred under applicable law, all licenses, permits and authorizations presently issued in connection with the ownership, development, construction or operation of all or any part of the Projects;

(iii)     to the extent assignable, any intangible personal property (including any digital format or version of the following) which is necessary or useful in connection with the ownership, improvement or operation of the Projects, including, but not limited to, warranties, approvals, guarantees, permits, franchises, drawings, surveys, licenses, entitlements, certificates of occupancy, reports and studies, any claims and causes of action, surveys, maps, transferable utility contracts, plans and specifications, engineering plans and studies, accounts, deposits, contract rights, and general intangibles, other rights relating to the construction, ownership, use and operation of all or any part of the Projects;

(iv)     (i) through (iii) collectively referred to as the “Assigned Property”.

(b)     Notwithstanding the foregoing, if the assignment and transfer of any of the Assigned Property would cause a breach thereof and if no required consent to such assignment and transfer has been obtained from the third party involved, then such obligation or instrument shall not be assigned and transferred hereunder, but Assignor shall act as agent for Assignee in order to obtain for Assignee the benefits under such obligation or instrument; provided, that the foregoing shall not waive or release Assignor from any obligation to obtain any such consent or any liability for the failure to obtain any such consent.

(c)     Assignee hereby assumes all obligations of Assignor in connection with or arising out of the Assigned Property and accruing after the date hereof.

3.             Representations and Warranties. Subject to the provisions of Section 4 below, this Bill of Sale and General Assignment and Assumption Agreement is made without recourse and without representation or warranty of any kind whatsoever, express or implied or by operation of law, except as set forth herein.

4.             Contribution Agreement. This Assignment shall in no event enlarge, reduce or otherwise affect the rights or obligations of the parties as set forth in the Contribution Agreement.

5.            Further Assurances. At any time and from time to time after the date hereof, at Assignee’s request and without further consideration, Assignor will take all action necessary to execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as may be necessary or appropriate in order to more effectively transfer, convey and assign to Assignee, and to confirm Assignee’s title to, the Acquired Assets, and, to the full extent permitted by law, to assist Assignee in exercising all rights with respect thereto.

6.             Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

7.             Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts of law principles.

8.             Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS THE EXECUTION HEREOF, under seal, in any number of counterpart copies, each of which shall be deemed to be an original for all purposes, as of the Effective Date.

ASSIGNOR:	ASSIGNEE:

SOLAR HUB UTILITIES LLC a Hawaii limited liability company	[Name of SPE], a Hawaii limited liability company

By: _________________________	By:__________________________
Name:_______________________	Name:________________________
Title:________________________	Title:_________________________

[SIGNATURE PAGE TO
BILL OF SALE AND GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT]

EXHIBIT C

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment”) is made effective as of _____, 2013 (“Effective Date”) by and between Solar Hub Utilities LLC, a Hawaiian limited liability company (“Assignor”), Calwaii Power Holdings, LLC, a Delaware limited liability company ("Assignee"). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the operating agreement for the _________ dated _______, 2013 (“Operating Agreement”). By the execution of this Assignment, the parties agree as follows:

1.             Background. This Assignment is delivered pursuant to the terms of that certain Solar Development Agreement dated March 13, 2013 (the “SDA”) by and among Assignor, Assignee, Solar Power, Inc. (“SPI”), and Hawaiian Power, LLC (“HPL”). Assignor is the owner of one hundred percent (100%) of the Membership Interests (“Membership Interests”) in [_____] (the “Company”). The Company is governed by the Operating Agreement. Effective as of this Effective Date, Assignor desires to convey and assign its entire interest in the Company to Assignee as provided herein and will retain no further direct interest in the Company. The Company is the owner of certain assets in connection with the development of a solar power facility, as set forth on Exhibit A (“Project Assets”).

2.             Representations and Warranties of Assignor. As a material inducement to Assignee to enter into this Assignment and consummate the transaction contemplated hereby, Assignor hereby represents and warrants to Assignee that all of the statements contained in this Section 2 are correct and complete in all material respects as of the Effective Date.

2.1     Ownership of Interest; Capitalization. Assignor is the owner of, and holds good and valid title free and clear of any and all encumbrances (other than the Security Agreement (as defined in the SDA), the SDA and the Operating Agreement) to, the Membership Interest. Assignor has the power and authority to sell, transfer, assign, and deliver the Membership Interest as provided in this Assignment, and such delivery will convey to Assignee good and valid title to all the Membership Interests in Company, free and clear of any and all encumbrances (other than the Security Agreement, the SDA and the Operating Agreement). Upon consummation of the Assignment, good and valid title to the Membership Interest will pass to Assignee, free and clear of any and all encumbrances (other than the Security Agreement, the SDA and the Operating Agreement) with no other action necessary by any party or under any contract. There are no outstanding or authorized rights, options, warrants, convertible securities, rights of first refusal, subscription rights, conversion rights, exchange rights, or other agreements or commitments of any kind that could require the Company to issue additional Membership Interests or Assignor to offer or sell the Membership Interests to anyone other than Assignee (other than as contemplated under the SDA and the Operating Agreement).

2.2     Authorization. Assignor has the necessary power and authority to enter into this Assignment and has taken all action necessary to consummate the transaction contemplated hereby and to perform its obligations hereunder. This Assignment has been duly executed and delivered by Assignor and is a legal, valid, and binding obligation of Assignor enforceable against Assignor in accordance with its terms.

 1

2.3     Project Assets. No default exists under any contract, permit, consent or other agreement or right the Company is party to concerning the Project Assets, and to Assignor’s or Company’s knowledge, there does not exist any event that, with notice or the passage of time or both, would constitute a default or event of default under any contract, permit, consent or other agreement or right the Company is party to concerning the Project Assets.

The Company owns and holds all right, title and interest in and to the Project Assets and has not sold, assigned, encumbered or otherwise transferred any right or interest therein (other than as provided under the Security Agreement, the SDA and the Operating Agreement).

4.             Assignment and Assumption. Assignor hereby assigns and transfers one hundred percent (100%) of the Membership Interests in the Company to the Assignee, and Assignee assumes and accepts such assignment and transfer.

5.             Adoption. Assignee (i) agrees that the Membership Interests acquired by Assignee shall be bound by and subject to the terms of the Operating Agreement; and (ii) hereby adopts the Operating Agreement with the same force and effect as if Assignee were originally a party to it.

6.             Effect and Consent. By their signatures below, SPI and HPL approve and consent to the transfer of the Membership Interest from Assignor to Assignee. Assignee agrees to be admitted as the sole Member of the Company. Assignor hereby withdraws as a Member and resigns as Manager of the Company.

7.             Profit and Loss Allocation. The parties each acknowledge and agree that Assignor shall be allocated Assignor’s distributive share of the income, gain, loss, deductions and credits of the Company with respect to the Membership Interest for all taxable periods prior to the Effective Date (or on a proportionate basis for any partial year based upon the Effective Date, at the election of the Company). Assignee shall be allocated all income, gain, loss, deductions and credits of the Company with respect to the Membership Interest for all taxable periods following the Effective Date (or on a proportionate basis for any partial year based upon the Effective Date, at the election of the Company). As of the Effective Date, Assignor shall be entitled to no further distributions from the Company.

8.             Indemnities.

(a)     Indemnity of Assignor. Assignor hereby agrees to indemnify, defend and hold Assignee harmless from and against any and all claims, demands, suits, actions, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) that arise out of or result from Assignor’s failure to perform its obligations and liabilities, or breach its representations, warranties and covenants under this Assignment.

(b)     Indemnity of Assignee. Assignee hereby agrees to indemnify, defend and hold Assignor harmless from and against any and all claims, demands, suits, actions, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) that arise out of or result from Assignee’s failure to perform its obligations and liabilities, or breach its representations, warranties and covenants under this Assignment.

2

9.             Governing Law; Venue. The parties intend that this Assignment shall be governed by and construed in accordance with the laws of the State of California, without regard to choice of law rules.

10.           Further Assurances. Each party agrees to execute and deliver such other assurances, deeds, instructions, instruments of transfer and other documents as may be reasonably requested by the other party to carry out the purpose and intent of this Assignment.

11.           Attorneys’ Fees. In the event any of the parties shall commence legal proceedings or arbitration proceedings for the purpose of enforcing any provision or condition hereof, or by reason of any breach arising under the provisions hereof, then the prevailing party in such proceeding shall be entitled to court costs and reasonable attorneys' fees to be determined by the Court or Arbitrator. Without limiting the generality of the foregoing, the prevailing party shall be entitled to recover its attorneys' fees and other legal expenses incurred in connection with a bankruptcy or other insolvency-related proceeding of the other party (and including such fees and expenses incurred in efforts, whether successful or not, to obtain adequate protection, annulment, modification or termination of the automatic stay).

12.           Entire Agreement; Amendments and Waivers. This Assignment, together with all exhibits and schedules hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification, or waiver of this Assignment shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Assignment shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

[Signatures appear on the following page]

3

The undersigned have entered into this Assignment and Assumption Agreement as of the Effective Date first written above.

ASSIGNOR:

SOLAR HUB UTILITIES LLC

By:

Name:

Title:

ASSIGNEE:

CALWAII POWER HOLDINGS, LLC

By:

Name:

Title:

WITH RESPECT TO SECTION 6

ABOVE, ACKNOWLEDGED AND

AGREED BY:

SOLAR POWER, INC., a California

corporation

By:

Name:

Title:

HAWAIIAN POWER, LLC, a California

limited liability company

By:

Name:

Title:

4

EXHIBIT D

AMENDED AND RESTATED ESCROW AGREEMENT

This AMENDED AND RESTATED ESCROW AGREEMENT (the “Escrow Agreement”) is made as of March 12, 2013, among CALWAII POWER HOLDINGS, LLC, a Delaware limited liability company (“CPH”), SOLAR HUB UTILITIES LLC, a Hawaii limited liability company (“SHU”), SOLAR POWER, INC., a California corporation (“SPI”), HAWAIIAN POWER, LLC, California limited liability company (“HPL”), and TITLE GUARANTY ESCROW SERVICES, INC. (the “Escrow Holder”). Each of CPH, SHU, SPI, HPL and the Escrow Holder is referred to herein as a “Party,” and collectively as the “Parties”. Each of SPI and HPL is referred to herein as a “Lender” and collectively as the “Lenders”.

RECITALS

A.     CPH, SHU, SPI and HPL have entered into that certain Solar Development Agreement (“SDA”) dated effective as of March 12, 2013, pursuant to which the Lenders have agreed to advance certain funds to SHU and SHU has agreed to develop certain solar, photovoltaic electricity generating facilities (each a “Project” and more than one the “Projects”), pursuant to the terms and conditions set forth in the SDA. The SDA amends and restated in its entirety that certain Amended and Restated Solar Development and Acquisition Agreement dated October 18, 2012, by and between SHU and SPI. A copy of the SDA is attached hereto as Exhibit A and capitalized terms used, but not defined, in this Escrow Agreement shall have the meanings given to those terms in the SDA;

B.     Pursuant to the terms of the SDA, the Lenders have agreed to make Cash Advances from time to time to Escrow Holder for distribution to SHU and applicable third parties for the payment of approved costs and expenses for completing the development of the Projects pursuant to the Seller Expense Schedule approved by CPH, SPI, HPL and SHU on or before the date hereof; and

C.     The Parties desire to enter into this Escrow Agreement to provide for an escrow account (“Escrow Account”) to be established in order to hold and pay the Cash Advance funds (“Escrow Funds”) in accordance with the terms set forth in this Escrow Agreement.

D.     This Escrow Agreement amends, restates and replaces in its entirety that certain Amended and Restated Escrow Agreement dated October 24, 2012 between SPI, SHU and the Escrow Holder.

NOW, THEREFORE, in consideration of the promises and the mutual agreements expressed herein, the Parties agree as follow:

1.     Appointment of Escrow Holder

CPH, SPI, HPL and SHU hereby appoint the Escrow Holder to serve as Escrow Holder hereunder and the Escrow Holder hereby accepts such appointment and agrees to act as Escrow Holder hereunder and to accept, hold and distribute the Escrow Funds in a separate and distinct account (the “Escrow Account”) in accordance with and subject to the terms and conditions hereof. CPH agrees to pay Escrow Holder fees for its services under this Escrow Agreement as follows: (a) initial set up fee of $750 plus tax and (b) each individual disbursement a fee of $125 plus tax.  Each individual disbursement can be made via check or wire transfer. Hawaii Tax rate is 4.712%.

1.1.     SPI’s representative for purposes of this Escrow Agreement, including, without limitation, for purposes of approving distributions of Escrow Funds under this Escrow Agreement shall be Steve Kircher, (916) 770-8188, skircher@spisolar.com. SPI may appoint additional or replacement representatives for this purpose by written notice by SPI to Escrow Holder.

1.2.     HPL’s representative for purposes of this Escrow Agreement, including, without limitation, for purposes of approving distributions of Escrow Funds under this Escrow Agreement shall be Ian Craig, (916) 487-3434, ianc@jts.bz. HPL may appoint additional or replacement representatives for this purpose by written notice by HPL to Escrow Holder.

1.3.     SHU’s representative for purposes of this Escrow Agreement, including, without limitation, for purposes of approving distributions of Escrow Funds under this Escrow Agreement shall be Jill Dunphy Noetzelman, (808) 753-7342, jdunphy@sehsolar.com. SHU may appoint additional or replacement representatives for this purpose by written notice by SHU to Escrow Holder.

1.4.     CPH’s representative for purposes of this Escrow Agreement, including, without limitation, for purposes of approving distributions of Escrow Funds under this Escrow Agreement shall be Ian Craig, (916) 487-3434, ianc@jts.bz. CPH may appoint additional or replacement representatives for this purpose by written notice by CPH to Escrow Holder.

2.     Deposit and Disbursement of Cash Advance Funds. Prior to receipt of written notice from CPH, SPI or HPL notifying Escrow Holder that a Seller Event of Default has occurred, Escrow Holder shall distribute the Escrow Funds held in the Escrow Account as follows and without the necessity for further approval by CPH, SPI or HPL:

2.1.     Monthly Overhead. Pursuant to Section 2.2.1(b)(i) of the SDA, on the first day of each calendar month, beginning on April 1, 2013 through and including August 1, 2013, Escrow Holder shall pay to SHU the amount of $53,000, out of the Escrow Account and to be used by SHU for its overhead expenses.

2.2.     Weekly Project Costs and Expenses. Pursuant to Section 2.2.1(b)(ii) of the SDA, on a weekly basis beginning the week of March 10, 2013, from amounts deposited by SPI and HPL for approved costs and expenses to be paid directly to third parties, as set forth in a schedule or other written confirmation of approval delivered to Escrow Holder by CPH or by SPI and HPL, jointly, Escrow Holder shall pay directly to the applicable third parties the amounts due as, and to the extent, such expenses actually arise.

2

3.     Joint Written Instructions and Directions; Disbursements

CPH, SHU, SPI and HPL may give joint written instructions to Escrow Holder at any time with respect to the Escrow Funds, or any part thereof, to the extent not otherwise covered by any other provisions of this Escrow Agreement. The Parties agree that all disbursements required to be made hereunder shall be made by wire transfer of immediately available funds in accordance with the wire transfer instructions specified in the notice directing the Escrow Holder to make such disbursement. Additionally, the provisions of the SDA relating to the release of Escrow Funds upon the occurrence of the termination of the SDA, and otherwise as set forth therein, shall be incorporated herein by this reference.

4.     Provisions Concerning the Escrow Holder.

4.1.     This Escrow Agreement sets forth, exclusively, the duties of the Escrow Holder and no additional duties or obligations shall be inferred herefrom or implied hereby.

4.2.     The Escrow Holder shall not be responsible for the validity of any documents or other property delivered to it pursuant hereto, may act and rely conclusively upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give any notice or instructions hereunder, believed by the Escrow Holder to be authorized, has been duly authorized so to do. Escrow Holder may rely on the sufficiency of the notices and payment disputes, if any, delivered by a Party to the Escrow Holder and shall not be responsible for determining the reasonableness or specificity of such notices or payment disputes.

4.3.     The Escrow Holder shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may in good faith do or refrain from doing in connection herewith, except to the extent that any act or omission constitutes gross negligence or willful misconduct. In no event shall the Escrow Holder be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Escrow Holder has been advised of such loss or damage and regardless of the form of action.

4.4.     The Escrow Holder may consult with, and obtain advice from, legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the advice of such counsel.

4.5.     The Escrow Holder shall not be bound by any modification of this Escrow Agreement unless it shall have specifically consented thereto in writing.

4.6.     CPH, SHU, SPI and HPL shall be jointly responsible for and shall pay to the Escrow Holder all reasonable expenses, including the reasonable fees and expenses of counsel, which the Escrow Holder may incur, and its normal fees for all services rendered, in each case in connection with the discharge of its duties, and the exercise or enforcement of the rights of the Parties hereunder. The Escrow Holder may deduct any unpaid fees from the Escrow Funds. In the event the Escrow Holder deducts any unpaid fees from the Escrow Funds, the responsible party, as applicable, shall promptly deposit into the Escrow Account an amount equal to such deducted amount. Escrow Holder may offset such deducted fees from disbursements to SHU, SPI and/or HPL under Sections 2 and Error! Reference source not found. above.

 3

4.7.     The Escrow Holder may resign by giving written notice to CPH, SHU, SPI and HPL specifying a date which such resignation shall take effect, which shall in no event be earlier than ten (10) days after the giving of such notice, and shall be discharged from its duties and obligations upon the appointment of a successor Escrow Holder as hereafter provided and the delivery to such successor of the Escrow Funds. Immediately upon receipt of such notice, CPH, SHU, SPI and HPL shall appoint a successor Escrow Holder who shall be mutually acceptable to them. Any such successor Escrow Holder shall deliver to CPH, SHU, SPI and HPL and to the resigning Escrow Holder a written instrument accepting such appointment hereunder, and thereupon it shall succeed to all the rights and duties of the Escrow Holder hereunder, and shall be entitled to receive the Escrow Funds. In the event that a successor Escrow Holder shall not be so appointed by the date of resignation specified by the Escrow Holder, the Escrow Holder shall have the right to appoint a successor Escrow Holder, and the Parties hereto agree to accept any such successor Escrow Holder appointed by the Escrow Holder.

4.8.     In the event of any dispute between the Parties with regard to the Escrow Holder or its duties, or any other matter concerning the disposition of the Escrow Funds or in the event that the Escrow Holder, in good faith, is in doubt as to what action it should take hereunder, the Escrow Holder may file a suit in interpleader and request that the Escrow Funds be deposited with the First Circuit Court of the State of Hawaii pending the decision of such court, and the Escrow Holder shall be entitled to refrain from action pending, and rely upon, the decision of such court. The rights of the Escrow Holder under this Section 4.8 are cumulative of all other rights which it may have by law or otherwise.

4.9.     The Parties (other than the Escrow Holder) hereby agree that, the Escrow Holder shall be indemnified from and against any loss, liability or expense reasonably incurred, without gross negligence, willful misconduct or bad faith on its part, arising out of or in connection with the Escrow Agreement, including the expense of defending itself against any claim or liability arising therefrom. Any payment required to be made pursuant to this Section 4.9 shall initially be paid from, but shall not be limited to the Escrow Funds. The Escrow Holder shall not be required to give any bond or surety or report to any court despite any statute, custom or rule to the contrary. The Escrow Holder may deduct any unpaid amounts from the Escrow Funds.

4.10.     CPH, SHU, SPI and HPL together may terminate the appointment of the Escrow Holder hereunder upon written notice specifying the date upon which such termination shall take effect. In the event of such termination, CPH, SHU, SPI and HPL shall before the date of such termination jointly appoint a successor Escrow Holder, and the Escrow Holder shall deliver the remaining Escrow Funds to such successor Escrow Holder.

5.     Notices and Written Directions

All notices, requests, demands, and other communications required or permitted under this Escrow Agreement shall be in writing and shall be deemed to have been duly given and made upon being delivered either by courier or fax delivery to the Party for whom it is intended, provided that a copy thereof is deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail, bearing the address shown in this Section 8 for, or such other address as may be designated in writing hereafter by, such Party:

 4

If to SHU:                              Jill Dunphy Noetzelman

Manager

Solar Hub Utilities LLC

213 Kaʻalawai Place

Honolulu, HI 96816

Facsimile: (808) 356-0116

Telephone: (808) 753-7342

Email: jdunphy@sehsolar.com

with copies to:                      Kobayashi, Sugita & Goda LLP

999 Bishop St., Suite 2600

Honolulu, HI 96813

Attention: Joseph A. Stewart

Facsimile: (808) 535-5799

Telephone: (808) 535-5700

Email: jas@ksglaw.com

If to SPI:                                Solar Power, Inc.

2240 Douglas Blvd., Suite 200

Roseville, CA 95661

Attention: Stephen Kircher

Facsimile: (916) 770-8194

Telephone: (916) 770-8100

Email: skircher@spisolar.com

with copies to:                      Solar Power, Inc,

201 California Street, Suite 1250

San Francisco, CA 94111

Attention: Jim Pekarsky

Facsimile: (916) 770-8199

Telephone: (800) 548-8767

Email: JPekarsky@spisolar.com

5

and with copies to:              Weintraub Tobin Chediak Coleman Grodin

400 Capitol Mall, Suite 1100

Sacramento, CA 95814

Attention: David C. Adams

Facsimile: (916) 446-1611

Telephone: (916) 558-6000

Email: dadams@weintraub.com

If to HPL:                               Ian Craig

Hawaiian Power, LLC

401 Watt Avenue, Suite 2

Sacramento, CA 95864

Facsimile: (916) 441-3583

Telephone: (916) 487-3434

Email: ianc@jts.bz

with copies to:                      Locke Lord LLP

500 Capitol Mall, Suite 1800

Sacramento, CA 96814

Attention: Eric J. Stiff

Facsimile: (916) 930-2501

Telephone: (916) 930-2500

Email: estiff@lockelord.com

If to CPH:                               Ian Craig

Calwaii Power Holdings, LLC

401 Watt Avenue, Suite 2

Sacramento, CA 95864

Facsimile: (916) 441-3583

Telephone: (916) 487-3434

Email: jdunphy@sehsolar.com

If to Escrow Holder:            Jeremy Trueblood

Escrow Officer

Title Guaranty Escrow Services, Inc.

235 Queen Street

Honolulu, HI 96813

Facsimile: (808) 521-0280

Telephone: (808) 521-0208

Email: jtrueblood@tghawaii.com

6.     Counterparts

Counterpart copies of this Escrow Agreement may be signed by all Parties and signature pages exchanged by fax or otherwise. The Parties intend that counterpart copies signed and exchanged as provided in the preceding sentence shall be fully binding. Counterpart originals of this Escrow Agreement shall be exchanged by U.S. mail or express service at the earliest reasonable date following the exchange of signature pages by fax.

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7.     Amendment; Waiver

No modification, amendment or waiver of any provision of this Escrow Agreement will be effective unless such modification, amendment or waiver is approved in writing by the Parties. The failure of any Party to enforce any of the provisions of this Escrow Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such Party thereafter to enforce each and every provision of this Escrow Agreement in accordance with its terms.

8.     Binding Effect; Assignment

This Escrow Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Parties hereto.

9.     Headings

The headings of the various sections of this Escrow Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Escrow Agreement.

10.     Severability

If any provision of this Escrow Agreement shall be determined to be illegal or unenforceable, the remaining provisions of this Escrow Agreement shall remain in full force and effect, and this Escrow Agreement shall be construed as if the illegal or unenforceable provision were not a part hereof, so long as the remaining provisions of this Escrow Agreement shall be sufficient to carry out the overall intent of the Parties as expressed herein.

11.     Governing Law

This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Hawaii, without regard to its conflicts of law doctrine

12.     Further Assurances

Each Party hereto shall perform all other acts and execute and deliver all other documents as may be necessary or appropriate to carry out the purposes and intent of this Escrow Agreement.

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IN WITNESS WHEREOF, the Parties hereto have executed this Escrow Agreement as of the date first set forth above.

SOLAR POWER, INC.

By: /s/ James R. Pekarsky

Name: James R. Pekarsky

Title: Chief Financial Officer

SOLAR HUB UTILITIES LLC

By: /s/ Jill Dunphy Noetzelman

Name: Jill Dunphy Noetzelman

Title: Manager

HAWAIIAN POWER, LLC

By SCB Investments, LP,

A Managing Member

By: /s/ Timothy Weir, Manager

Name: Timothy Weir, Manager

Title: Manager, SC Investments II, LLC, General Partner

CALWAII POWER HOLDINGS, LLC

By Hawaiian Power, LLC

A California LLC, a Member

By SCB Investments, LP,

A Managing Member

By: /s/ Timothy Weir, Manager

Name: Timothy Weir, Manager

Title: Manager, SC Investments II, LLC, General Partner

TITLE GUARANTY ESCROW SERVICES, INC.

By: /s/ Jeremy Trueblood
Name: Jeremy Trueblood
Title:   Escrow Officer

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EXHIBIT E

BUYER OPERATING AGREEMENT

[See Exhibit 10.2 of the Form 8-K filed on March 14, 2013]

EXHIBIT F

OMNIBUS AMENDMENT TO LOAN DOCUMENTS

[See Exhibit 10.3 of the Form 8-K filed on March 14, 2013]

EXHIBIT G

SPI AMENDED AND RESTATED SECURED PROMISSORY NOTE

[See Exhibit 10.4 of the Form 8-K filed on March 14, 2013]

EXHIBIT H

AMENDED AND RESTATED SECURED PROMISSORY NOTE

$7,500,000.00 (subject to potential adjustment)	Sacramento, California

     March 12, 2013

1.            Agreement to Pay. For value received, SOLAR HUB UTILITIES, LLC, a Hawaiian limited liability company (“Maker”), at 213 Kaʻalawai Place, Honolulu, HI 96816, hereby agrees and promises to pay to order of HAWAIIAN POWER, LLC, a California limited liability company, its endorsees, successors and assigns (hereinafter referred to as “Holder”), at 401 Watt Avenue, Suite 2, Sacramento, CA 95864, or such other address as Holder may from time to time designate, such amounts as may be advanced and loaned by Holder to Maker from time to time including, without limitation, as Cash Advance funds as set forth in, and pursuant to, the terms and conditions of the Purchase Agreement (as such term is defined below), not to exceed the maximum principal sum of Seven Million Five Hundred Thousand Dollars ($7,500,000), with such amount subject to potential adjustment to reflect any and all additional amounts loaned by Holder to Maker pursuant to the terms of the Purchase Agreement (as defined below) (the “Obligation”). It is acknowledged and agreed that as of the date hereof the principal amount of Five Million Six Hundred Twenty Five Thousand Dollars ($5,625,000) has been previously advanced and loaned by Holder to Maker and is outstanding and due as part of the Obligation, with such amount and any and all future advances and loans made by Holder to Maker to be paid by Maker to Holder, together with interest thereon as provided for herein and until such Obligation has been paid in full (the “Note”), pursuant to the terms and conditions set forth herein.

This Note amends, restates and replaces in its entirety all prior loan and other agreements, including, without limitation, that certain Agreement dated October 1, 2012, by and between Maker and Holder, relating to monies previously advanced and loaned by Holder and its Affiliates to Maker and its Affiliates.

2.             Background and Purpose. This Note is made to evidence Cash Advances and other advances and loans of funds by Holder to Maker pursuant to the terms of that certain Solar Development Acquisition and Sale Agreement (Amended and Restated) dated effective as of the date hereof by and among Holder, Maker, Solar Power, Inc., a California corporation (“SPI”), and Calwaii Power Holdings, LLC, a Delaware limited liability company(“Buyer”) (as amended from time to time, “Purchase Agreement”). Pursuant to the terms and conditions of the Purchase Agreement, Maker is obligated to transfer the Acquired Assets to various SPEs and to transfer membership interests in the SPEs to Buyer. Capitalized terms that are used but not defined in this Note shall have the meanings ascribed to such terms in the Purchase Agreement.

3.             Interest Rate. The outstanding principal balance hereof shall bear interest in an amount equal to a flat rate of ten percent (10%) of the total amount of all funds advanced and loaned by Holder to Maker from time to time including, without limitation, as Cash Advance funds as set forth in, and pursuant to, the terms and conditions of the Purchase Agreement (“Interest Rate”). For example, as of the date of this Note the total interest due hereunder is equal to $562,500 (10% of the existing Obligation) and such amount will increase by an amount equal to 10% of all future advances and loans by Holder to Maker pursuant to the Purchase Agreement.

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4.             Payment Terms. Payments shall be made by Maker under this Note on the terms and conditions set forth below:

4.1.     Periodic Payments. Concurrent with the sale by Buyer of any Project (and the Acquired Assets comprising such Project) or the membership interests of any SPE that owns any Project, Maker shall make or shall cause Buyer to make a payment to Holder in an amount equal to a percentage of the sales proceeds from the sale of such Acquired Assets or membership interests of any SPE that owns any Project. The payment shall be in the amount of the Lender Payment Percentage, as set forth in the Purchase Agreement, which as of the date hereof is thirty eight percent (38%) of such sales proceeds, subject to adjustment as set forth in the Purchase Agreement. Concurrent with such payment, Holder shall release the applicable Project (and the Acquired Assets comprising such Project) from the lien of the Security Documents.

4.2.     Maturity Date. Notwithstanding any other provision herein, and subject to the rights of Holder under Section 5 below, the entire unpaid principal balance of this Note and all accrued but unpaid interest shall be due and payable upon the earlier of, (a) an Event of Default, as provided in Section 5 below, or (b) July 1, 2014 (“Maturity Date”).

4.3.     Payment Time and Form. Maker shall make the payments required under this Note not later than 5:00 p.m. Pacific Standard Time on the required payment dates at the address specified above. All amounts payable under this Note are payable in lawful money of the United States.

4.4.     Application of Payments. All payments shall be applied first to the payment of any costs, fees, late charges or other charges due under this Note; second to accrued interest; and third to the principal balance. All payments hereunder which are due on a Saturday, Sunday or holiday shall be deemed to be payable on the next business day.

5.             Default.

5.1.     Any of the following shall constitute an “Event of Default” under this Note: (a) the failure by Maker to make any payment of interest or principal, or any other sum or charge when due in accordance with the terms and conditions of this Note or the Purchase Agreement, (b) a Seller Event of Default under the terms of the Purchase Agreement, (c) a default under the terms of the Security Documents, or (d) the failure by Maker to pay in full the entire unpaid principal amount hereof, along with all accrued and unpaid interest, not later than the Maturity Date.

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5.2.     Upon the occurrence of any Event of Default, the entire unpaid principal balance, along with all accrued interest and any other amounts owing under or evidenced by this Note, shall immediately become due and payable in full. The Holder shall have and may exercise any and all rights and remedies available at law or in equity, and all rights and remedies under the Purchase Agreement, Security Agreement or Membership Pledge.

5.3.     If an Event of Default occurs, in addition to interest due pursuant to Section 3 above, this Note shall thereafter bear additional interest on the Obligation at the rate of the lesser of (i) the Maximum Rate (as hereinafter defined) or (ii) ten percent (10%) per annum (which lesser rate is referred to as the "Default Rate"), from the date of the advance of funds under this Note until payment in full of the Obligation.

6.             Secured Obligation. The obligation under this Note is secured by certain assets of Maker as set forth in that certain amendment to existing security documents dated as of the date hereof (as amended from time to time, the “Omnibus Amendment to Loan Documents”) for purposes of amending that certain Security Agreement (Assets) dated July 12, 2012, by Maker in favor of SPI to include Holder as a secured party (as amended from time to time “Security Agreement”), that certain Security Agreement (Membership Interests) dated July 12, 2012, by the members of Maker in favor of SPI to include Holder (as amended from time to time “Membership Pledge”), that certain Security Agreement (Assets) dated October 24, 2012, by Ohana Solar Power, LLC (“Ohana”) as Grantor in favor of SPI to include Holder as secured party (as amended from time to time, “Ohana Security Agreement”) and one or more Accommodation Mortgage, Financing Statement and Security Agreement by Ohana Solar Power, LLC, in favor of SPI to include Holder as a secured party (the “Mortgages”, and collectively, with the Security Agreement, membership Pledge, Ohana Security Agreement the “Security Documents”).

7.             Attorney Fees. If any attorney is engaged by Holder to enforce or defend any provision of this Note, or as a consequence of any Event of Default, with or without the filing of any legal action or proceeding, then Maker shall pay to Holder immediately upon demand all reasonable attorneys’ fees and all costs incurred by Holder in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance owing hereunder as if such unpaid attorneys’ fees and costs had been added to the principal.

8.            Waivers and Consents. Maker and all endorsers, guarantors, sureties, accommodation parties hereof, and all other persons liable or to become liable for all or any part of the indebtedness under this Note, Purchase Agreement, the Security Agreement, and the Membership Pledge, waive all applicable exemption rights, whether under the laws of the State, homestead laws, or otherwise, and also waive valuation and appraisement, diligence, presentment, protest and demand, and also notice of protest, of demand, of nonpayment, of dishonor, of acceleration, of intention to accelerate and of maturity. All endorsers, guarantors, sureties, and accommodation parties hereby consent to any and all renewals, extensions or modifications of the terms hereof, including time for payment. Any such renewals, extensions or modifications may be made without notice to any of said parties.

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9.             Prepayment. Maker shall have the right at any time to prepay this Note in full or in part during the term hereof without penalty or premium with full payment of all accrued but unpaid interest with respect to such portion of the principal being repaid.

10.           Governing Law. This Note shall be governed by the laws of the State of California without reference to its conflict of laws provisions.

11.           Time. Time is of the essence of this Note and each of the provisions hereof.

12.           Interest Limitation. All agreements between Maker and Holder are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance, loaning or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law (“Maximum Rate”). If from any circumstance whatsoever, fulfillment of any provision hereof at any time given the amount paid or agreed to be paid shall exceed the Maximum Rate permissible under applicable law, then, the obligation to be fulfilled shall automatically be reduced to the limit permitted by applicable law, and if from any circumstance Holder should ever receive as interest an amount which would exceed the highest lawful rate of interest, such amount which would be in excess of such highest lawful rate of interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Maker and Holder and shall be binding upon and available to any subsequent holder of this Note.

13.           No Waiver by Holder.

13.1.     The remedies of Holder as provided herein shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Holder, and may be exercised as often as occasion therefore shall arise. No delay or omission by Holder in exercising, or failure by Holder on any one or more occasions to exercise any right, remedy or recourse hereunder, or at law or in equity, including without limitation Holder’s right, after the occurrence of any Event of Default by Maker, to declare the entire indebtedness evidenced hereby due and payable, shall be construed as a novation of this Note or shall operate as a waiver or release or prevent the subsequent exercise of any or all such rights, such waiver or release to be effected only through a written document executed by Holder, and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy, or recourse as to a subsequent event.

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13.2.     Acceptance by Holder of any portion or all of any sum payable hereunder, whether before, on or after the due date of such payment shall not be a waiver of Holder’s right either to require prompt payment when due of all other sums payable hereunder or to exercise any of Holder’s rights, powers and remedies hereunder. A waiver of any right in writing on one occasion shall not be construed as a waiver of Holder’s rights to insist thereafter upon strict compliance with the terms hereof without previous notice of such intention being given to Maker, and no exercise of any right by Holder shall constitute or be deemed to constitute an election of remedies by Holder precluding the subsequent exercise by Holder of any or all of the rights, powers and remedies available to it hereunder, or at law or in equity.

14.           Captions. The captions to the sections of this Note are for convenience only and shall not be deemed part of the text of the respective sections and shall not vary, by implication or otherwise, any of the provisions of this Note.

15.           Notices. All notices required or committed to be given hereunder to Maker or Holder shall be given at the addresses set forth in above with respect to Holder and in the Security Agreement with respect to Maker.

16.           Assignment. This Note inures to and binds the heirs, legal representatives, successors, and assigns of Maker and Holder. This Note is not assignable by Maker, without the written consent of Holder.

17.           Severability. If any provision of this Note, or the application of it to any party or circumstance is held void, invalid, or unenforceable by a court of competent jurisdiction, the remainder of this Note, and the application of such provision to other parties or circumstances, shall not be affected thereby, the provisions of this Note being severable in any such instance.

18.           Miscellaneous. The provisions of this Note may not be waived, changed or discharged orally, but only by an agreement in writing signed by Maker and Holder; and any oral waiver, change or discharge of any term or provision of this Note shall be without authority and of no force or effect.

[SIGNATURES ON FOLLOWING PAGE]

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Maker and Holder have executed this Note as of the date and year first above written.

MAKER:

SOLAR HUB UTILITIES, LLC,

a Hawaiian limited liability company

By: /s/ Jill Dunphy Noetzelman

Jill Dunphy Noetzelman, Manager

HOLDER:

HAWAIIAN POWER, LLC,

a California limited liability company

By SCB Investments, LP, a Managing Member

By:  /s/ Timothy Weir

Name: Timothy Weir

Title: Manager, SC Investments II, LLC

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EXHIBIT I

SECURITY AGREEMENT (ASSETS)

[See Exhibit 10.4 of the Form 8-K, as amended, filed on July 18, 2012]

EXHIBIT J

SECURITY AGREEMENT (MEMBERSHIP INTERESTS)

[See Exhibit 10.3 of the Form 8-K, as amended, filed on July 18, 2012]